Exhibit 1.3

Execution Version

$500,000,000

CAMDEN PROPERTY TRUST

Common Shares of Beneficial Interest

(par value $.01 per share)

DISTRIBUTION AGENCY AGREEMENT

May 22, 2023

Truist Securities, Inc.

3333 Peachtree Road NE

Atlanta, Georgia 30326

Truist Bank

3333 Peachtree Road NE

Atlanta, Georgia 30326

Ladies and Gentlemen:

1. Introductory. Camden Property Trust, a Texas real estate investment trust (the “Company”), Truist Securities, Inc., as sales agent and/or principal (in such capacity, the “Manager”) and/or forward seller (in such capacity, the “Forward Seller”), and Truist Bank (in such capacity, the “Forward Purchaser”) confirm their respective agreements in each case on the terms set forth in this Distribution Agency Agreement (the “Agreement”). For purposes of clarity, it is understood and agreed by the parties hereto that, if Forward Hedge Shares (as defined below) are sold through the Forward Seller, then the Forward Seller shall be acting as sales agent for the Forward Purchaser with respect to the offering and sale of such Forward Hedge Shares, and, except in cases where this Agreement expressly refers to the Manager acting as sales agent for the Company or unless otherwise expressly stated or the context otherwise requires, references in this Agreement to the Manager acting as sales agent shall also be deemed to apply to the Manager when acting as forward seller, mutatis mutandis.

The Manager and the Company each agrees that whenever the Company determines to sell common shares of beneficial interest of the Company, par value $0.01 per share (the “Common Shares”), directly to the Manager, as principal, it will enter into a separate agreement (a “Terms Agreement”) substantially in the form of Schedule A hereto.

The Company may also enter into one or more forward share purchase transactions (each, a “Forward”) with the Forward Purchaser as set forth in separate forward sale confirmations, each substantially in the form of Schedule H hereto (each, a “Confirmation” and collectively, the “Confirmations”). Subject to the terms of the conditions herein and therein, under each Confirmation, the Company will deliver to the Forward Purchaser, or an affiliate thereof (including the Manager), up to the number of Common Shares as may be sold in accordance with this Agreement in connection with such Confirmation. In connection therewith, it is contemplated that, at the Company’s direction, the Forward Purchaser will offer and sell through the Forward Seller on the terms set forth in Section 3 of this Agreement Forward Hedge Shares to be borrowed by the Forward Purchaser (or its affiliate).

The Company has also entered into separate distribution agency agreements, each dated as of even date herewith (the “Alternative Distribution Agreements”), with Deutsche Bank Securities Inc., Scotia Capital (USA) Inc. and Wells Fargo Securities, LLC (the “Alternative Managers”) and their respective forward purchasers (the “Alternative Forward Purchasers”). The Company may also enter into one or more forward share purchase transactions with any of the Alternative Forward Purchasers as set forth in separate forward sale confirmations, each substantially in the form of Schedule H hereto (each, an “Alternative Confirmation” and collectively, the

“Alternative Confirmations”). Any Common Shares to be delivered by the Company to the Forward Purchaser or any Alternative Forward Purchaser in settlement of all or any portion of the Company’s obligations under any Confirmation or any Alternative Confirmation are hereinafter sometimes called “Confirmation Shares.”

The Company proposes to (i) issue, offer and sell Common Shares from time to time to or through the Manager, acting as sales agent on behalf of the Company and/or acting as principal (any such Common Shares, “Primary Shares”), and (ii) instruct the Forward Seller to offer and sell Common Shares borrowed by the Forward Purchaser (or its affiliate) (any such Common Shares, “Forward Hedge Shares,” and together with the Primary Shares, the “Shares”), in each case, on the terms and subject to the conditions set forth in this Agreement, any Confirmation and any Terms Agreement, as applicable. The aggregate offering price of Common Shares that may be sold pursuant to this Agreement and the Alternative Distribution Agreements (including Forward Hedge Shares and Common Shares borrowed by an Alternative Forward Purchaser (or its affiliate) pursuant to the Alternative Distribution Agreements, but not including any Confirmation Shares) shall not exceed $500,000,000 in the aggregate (the “Maximum Amount”).

2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Manager and the Forward Purchaser that:

(a) Filing and Effectiveness of Registration Statement; Certain Defined Terms. The Company has filed with the Commission a registration statement on Form S-3 (No. 333-271865), including a related prospectus or prospectuses, covering, among other securities, the registration of the Shares under the Act, which has become effective. “Registration Statement” at any particular time means such registration statement in the form then filed with the Commission, including any amendment thereto, any document incorporated by reference therein and all 430B Information and all 430C Information with respect to such registration statement, that in any case has not been superseded or modified. “Registration Statement” without reference to a time means the Registration Statement as of the Effective Time. For purposes of this definition, 430B Information shall be considered to be included in the Registration Statement as of the time specified in Rule 430B.

For purposes of this Agreement:

“430B Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430B(e) or retroactively deemed to be a part of the Registration Statement pursuant to Rule 430B(f).

“430C Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430C.

“Act” means the Securities Act of 1933, as amended.

“Applicable Time” means the time of each sale of any Shares pursuant to this Agreement.

“Basic Prospectus,” as used herein, means the base prospectus filed as part of each Registration Statement, together with any amendments or supplements thereto as of the date of this Agreement.

“Commission” means the Securities and Exchange Commission.

“Effective Time” of the Registration Statement relating to the Shares means each date and time that the Registration Statement and any post-effective amendment or amendments thereto became or become effective.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

2

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule B to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Shares in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

“Prospectus” means the Prospectus Supplement together with the Basic Prospectus attached to or used with the Prospectus Supplement.

“Prospectus Supplement” means the final prospectus supplement, relating to the Shares, filed by the Company with the Commission pursuant to Rule 424(b) under the Act within the time period prescribed therein, in the form furnished by the Company to the Manager in connection with the offering of the Shares.

“Representation Date” means each date on which (i) the Registration Statement or the Prospectus shall be amended or supplemented, other than by an amendment or supplement relating solely to the offering of securities other than the Shares, (ii) the Company shall file an annual report on Form 10-K or quarterly report on Form 10-Q, (iii) the Company shall file a report on Form 8-K containing financial statements incorporated by reference into the Registration Statement and the General Disclosure Package and (iv) at any other time reasonably requested by the Manager.

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of the New York Stock Exchange (the “NYSE”).

“Statutory Prospectus” with reference to any particular time means the prospectus relating to the Shares that is included in the Registration Statement immediately prior to that time, including all 430B Information and all 430C Information with respect to the Registration Statement. For purposes of the foregoing definition, 430B Information shall be considered to be included in the Statutory Prospectus only as of the actual time that form of prospectus (including a prospectus supplement) is filed with the Commission pursuant to Rule 424(b) and not retroactively.

Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Act.

(b) Compliance with Act Requirements. (i) (A) At the time the Registration Statement initially became effective, (B) at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether by post-effective amendment, incorporated report or form of prospectus), (C) at the Effective Time and (D) on each Settlement Date (as defined below), the Registration Statement conformed and will conform in all material respects to the requirements of the Act and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) (A) on its date, (B) at the time of filing the Prospectus pursuant to Rule 424(b), (C) at each Applicable Time and (D) on each Settlement Date, the Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations and will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made, in the light of the circumstances in which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by the Manager specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 6(b) hereof.

3

(c) Automatic Shelf Registration Statement.

(i) Well-Known Seasoned Issuer Status. (A) At the time of initial filing of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus) and (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Shares in reliance on the exemption of Rule 163, the Company was a “well-known seasoned issuer” as defined in Rule 405, including not having been an “ineligible issuer” as defined in Rule 405.

(ii) Effectiveness of Automatic Shelf Registration Statement. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, that initially became effective within three years of the date hereof.

(iii) Eligibility to Use Automatic Shelf Registration Form. The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) objecting to use of the automatic shelf registration statement form. If at any time the Company receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will promptly notify the Manager and the Forward Purchaser. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

(iv) Filing Fees. The Company has paid or shall pay the required Commission filing fees relating to the Shares and any Confirmation Shares within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(d) Ineligible Issuer Status. (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Shares and (ii) at the date of hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, including (x) the Company or any of the Subsidiaries (as defined below) in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (y) the Company in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Act and not being the subject of a proceeding under Section 8A of the Act in connection with the offering of the Shares, all as described in Rule 405.

(e) General Disclosure Package. As of each Applicable Time, neither (i) the General Use Issuer Free Writing Prospectus(es) issued at or prior to each Applicable Time, the Prospectus and the other information, if any, stated in Schedule B to this Agreement to be included in the General Disclosure Package, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, will include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by the Manager specifically for use therein, it being understood and agreed that the only such information furnished by the Manager consists of the information described as such in Section 6(b) hereof.

4

(f) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares, or until any earlier date that the Company notified or notifies the Manager and the Forward Purchaser as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Manager and the Forward Purchaser and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(g) Formation; Good Standing of the Company and Subsidiaries. The Company has been duly formed and is validly existing as a real estate investment trust with transferable shares of beneficial interest under the laws of the State of Texas, with power and authority to own or lease its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus, and is qualified for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and the Subsidiaries (as defined below) taken as a whole (a “Material Adverse Effect”); except for investments in securities as described in the Registration Statement, the General Disclosure Package and the Prospectus or for investments in securities that are not, individually or in the aggregate, material to the Company and the Subsidiaries taken as a whole, the Company has no equity or other interest in, or rights to acquire, an equity or other interest in any corporation, partnership, trust, joint venture or other entity; all of the Company’s subsidiaries (the “Subsidiaries”) have full power and authority to conduct their business as described in the Registration Statement, the General Disclosure Package and the Prospectus, have been duly organized and are validly existing as corporations, limited partnerships or limited liability companies, as the case may be, in good standing under the laws of their states of organization, and have been duly qualified as foreign corporations, limited partnerships or limited liability companies, as the case may be, for the transaction of business and are in good standing under the laws of each other jurisdiction in which they own or lease properties, or conduct any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a Material Adverse Effect; except for investments in securities as described in the Registration Statement, the General Disclosure Package and the Prospectus or for investments in securities that are not, individually or in the aggregate, material to the Company and the Subsidiaries taken as a whole, or ownership of interests of lower tier Subsidiaries, the Subsidiaries have no equity or other interest in, or rights to acquire, an equity or other interest in any corporation, partnership, trust, joint venture or other entity; the Subsidiaries of the Company that are “significant subsidiaries” (as defined in Rule 1-02(w) of Regulation S-X) (the “Significant Subsidiaries”) are identified on Schedule C hereto and complete and correct copies of the charter documents and the by-laws, if any, of the Significant Subsidiaries and all amendments thereto have been previously made available or delivered to the Manager and the Forward Purchaser; all of the issued and outstanding capital stock of each Subsidiary that is a corporation or similar entity has been duly authorized and validly issued, is fully paid and non-assessable and the Company’s ownership interest in each Subsidiary is held by the Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or restriction.

(h) Authorization and Description of Shares. The Shares have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement or any Terms Agreement against payment of the consideration on each Settlement Date, will be validly issued, fully paid and non-assessable. The maximum number of Confirmation Shares that may be issued under any Confirmation or any Alternative Confirmation has been duly authorized and reserved for issuance, sale and delivery pursuant to this Agreement and the relevant Confirmation or the relevant Alternative Confirmation and, when issued and delivered by the Company pursuant to this Agreement and

5

the relevant Confirmation or the relevant Alternative Confirmation against payment of the consideration therefor, will be validly issued and fully paid and non-assessable. No holder of Shares or Confirmation Shares will be subject to personal liability solely by reason of being such a holder. The Shares and the Confirmation Shares conform in all material respects to the statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus. No holder of the Shares or Confirmation Shares will be subject to personal liability by reason of being such a holder. Neither the issuance of the Shares nor the issuance of the Confirmation Shares is subject to the preemptive or other similar rights of any securityholder of the Company. The form of certificate used to evidence the Shares and the Confirmation Shares will be in substantially the form filed or incorporated by reference, as the case may be, as an exhibit to the Registration Statement, and such form complies with all applicable statutory requirements, requirements of the Company’s Declaration of Trust and By-Laws and the requirements of the NYSE.

(i) No Finder’s Fee. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company, the Manager or the Forward Purchaser for a brokerage commission, finder’s fee or other like payment in connection with the offering of the Shares.

(j) Registration Rights. No holders of securities of the Company have rights to the registration of such securities under the Registration Statement except for those that have been effectively waived or are inapplicable to the offering hereby.

(k) Absence of Defaults or Conflicts; Absence of Further Requirements. Neither the Company nor any of the Subsidiaries is, nor with the giving of notice or lapse of time or both would be, in violation of or in default under, (A) its respective Declaration of Trust, Articles of Incorporation, By-Laws, limited partnership or limited liability company agreement or (B) any indenture, mortgage, deed of trust, loan agreement or other agreement or other instrument or obligation to which the Company or any Subsidiary is a party or by which they or any of their properties are bound, except, in the case of clause (B), for violations and defaults which individually and in the aggregate are not material to the Company and the Subsidiaries taken as a whole; the issuance and sale of the Shares and the issuance and delivery of any Confirmation Shares, the performance by the Company of all of the provisions of its obligations under this Agreement, any Confirmation or any Terms Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or to which any of the property or assets of the Company or any Subsidiary is subject, nor will any such action result in any violation of the provisions of the Declaration of Trust or the By-Laws of the Company or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issuance and sale of the Shares or the issuance and delivery of any Confirmation Shares or the consummation by the Company of the transactions contemplated by this Agreement, any Confirmation or any Terms Agreement, except such consents, approvals, authorizations, registrations or qualifications as have been obtained under the Act and as may be required under state securities or Blue Sky laws in connection sales of the Shares.

(l) Title to Property. The Company and the Subsidiaries have indefeasible title to all of the real properties and assets reflected in the financial statements (or as described in the Registration Statement, the General Disclosure Package and the Prospectus) described herein, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements (or as described in the Registration Statement, the General Disclosure Package and the Prospectus) or which are not material in amount and which do not materially affect the value of such property or materially interfere with the use made or proposed to be made of such property by the Company or any of the Subsidiaries; the Company and the Subsidiaries occupy their leased properties under valid and binding leases conforming to the description thereof set forth in the Registration Statement, the General Disclosure Package and the Prospectus.

6

(m) Authorization of Agreement. The Company has full power and authority to enter into this Agreement, any Confirmation and any Terms Agreement and to issue, offer and sell the Shares and to issue, offer, sell and deliver any Confirmation Shares as contemplated by this Agreement, any Confirmation or any Terms Agreement, as applicable; this Agreement has been, and any Confirmation and any Terms Agreement will be, duly authorized, executed and delivered by the Company.

(n) Possession of Licenses and Permits. The Company and the Subsidiaries hold all material licenses, certificates and permits from governmental authorities which are necessary to the conduct of their business.

(o) Environmental Laws. With respect to the properties of the Company described in the Registration Statement, the General Disclosure Package and the Prospectus or reflected in the Company’s consolidated financial statements included or incorporated by reference therein (the “Properties”), the Company and the Subsidiaries (i) are in compliance with any and all applicable Federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have obtained all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to obtain required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals are otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus or would not, singly or in the aggregate, have a Material Adverse Effect; and

(i) none of the Company or the Subsidiaries has at any time, and, to the knowledge of the Company, no other party has at any time, handled, buried, stored, retained, refined, transported, processed, manufactured, generated, produced, spilled, allowed to seep, leak, escape or leach, or be pumped, poured, emitted, emptied, discharged, injected, dumped, transferred or otherwise disposed of or dealt with, Hazardous Materials (as hereinafter defined) on, to or from the Properties, which would require remediation under applicable Environmental Laws, other than any such action taken in compliance with all applicable Environmental Laws or by tenants in connection with the ordinary use of residential properties owned by the Company or the Subsidiaries; the Company does not intend to use the Properties or any subsequently acquired properties described in the Registration Statement, the General Disclosure Package or the Prospectus for the purpose of handling, burying, storing, retaining, refining, transporting, processing, manufacturing, generating, producing, spilling, seeping, leaking, escaping, leaching, pumping, pouring, emitting, emptying, discharging, injecting, dumping, transferring or otherwise disposing of or dealing with Hazardous Materials other than in compliance with all applicable Environmental Laws;

(ii) the Company does not know of any seepage, leak, escape, leaching, discharge, injection, release, emission, spill, pumping, pouring, emptying or dumping of Hazardous Materials into waters on or adjacent to the Properties or onto lands from which such hazardous or toxic waste of substances might seep, flow or drain into such waters, which would require remediation under applicable Environmental Laws; and

(iii) neither the Company nor any of the Subsidiaries has received notice of, or has knowledge of any occurrence or circumstance which, with notice or passage of time or both, would give rise to, any claim under or pursuant to any Environmental Law pertaining to Hazardous Materials or toxic waste or substances on or originating from the Properties or arising out of the conduct of any such party, including, without limitation, pursuant to any Environmental Law; as used herein, “Hazardous Materials” shall include, without limitation, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, or related materials, asbestos or any material as defined by any Federal, state or local environmental law, ordinance, rule, or regulation including, without limitation, Environmental Laws, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Section 9601, et seq.) (“CERCLA”), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Section 1801, et seq.), the Resource Conservation and Recovery Act, as

7

amended (42 U.S.C. Section 9601, et seq.), and in the regulations adopted and publications promulgated pursuant to each of the foregoing or by any Federal, state or local governmental authority having or claiming jurisdiction over the Properties as described in the Registration Statement, the General Disclosure Package and the Prospectus.

(p) Actively-Traded Security. The Shares and the Confirmation Shares satisfy the definition of an “actively-traded security” exempted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection 101(c)(1) of such rule.

(q) Internal Accounting Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and to maintain accountability for assets; (iii) access to financial and corporate books and records is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Company have made all certifications required by Sections 302 and 906 of Sarbanes-Oxley and any related rules and regulations promulgated by the Commission, and the statements contained in any such certification are complete and correct, subject to the materiality qualifications set forth in such certification.

(r) Disclosure Controls. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) in accordance with the rules and regulations under Sarbanes-Oxley, the Act and the Exchange Act. Such disclosure controls and procedures are designed to ensure that material information relating to the Company and its consolidated Subsidiaries is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company’s auditors and the Audit Committee of the Board of Trust Managers have been advised of: (i) any significant deficiencies in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees of the Company who have a significant role in the Company’s internal controls over financial reporting; any fraud that is material or known to the Company that involves persons other than management or employees of the Company who have a role in the Company’s internal controls over financial reporting.

(s) Sarbanes-Oxley Compliance. The Company and the Subsidiaries and any of the officers, trust managers and directors of the Company and any of the Subsidiaries, in their capacities as such, are in compliance in all material respects with the provisions of Sarbanes-Oxley and the rules and regulations promulgated thereunder.

(t) Litigation. Other than as set forth or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any Subsidiary is or may be a party or to which any property of the Company or any Subsidiary is or may be the subject which, if determined adversely to the Company or any Subsidiary, could individually or in the aggregate reasonably be expected to have a Material Adverse Effect or a material adverse effect on the consummation of the transactions herein contemplated and, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others; and there are no contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement, the General Disclosure Package or the Prospectus which are not filed or described as required.

(u) Financial Statements. The financial statements and the related notes thereto, included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, present fairly the financial position of the Company and its consolidated Subsidiaries as of the dates indicated

8

and the results of its operations and the changes in its cash flows for the periods specified; the foregoing financial statements have been prepared in conformity with GAAP applied on a consistent basis, and the supporting schedules included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information required to be stated therein; the selected financial and statistical data and the summary financial information included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with the audited financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus; no other financial statements (or schedules) of the Company or its consolidated Subsidiaries, any predecessor of the Company or any other entity or business are required by the Act to be included in the Registration Statement, the General Disclosure Package or the Prospectus; any historical summaries of revenue and certain operating expenses included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the revenue and those operating expenses included in such summaries of the properties related thereto for the periods specified in conformity with GAAP; and pro forma financial statements and other pro forma financial information of the Company and its consolidated Subsidiaries and the related notes thereto included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, if any, present fairly in all material respects the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate under the circumstances to give effect to the transactions and circumstances referred to therein. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects by, and has been prepared in accordance with, the Commission’s rules and guidelines applicable thereto.

(v) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, there has not been any material adverse change, or any development involving a prospective material adverse change (excluding any development resulting from any event, circumstance, development, change or effect (i) in general economic or business conditions, (ii) in financial or securities markets generally or (iii) generally affecting the business or industry in which the Company operates), in or affecting the general affairs, business, prospects (excluding any development resulting from any event, circumstance, development, change or effect (i) in general economic or business conditions, (ii) in financial or securities markets generally or (iii) generally affecting the business or industry in which the Company operates), management, properties, financial position, shareholders’ equity or results of operations of the Company and the Subsidiaries taken as a whole; and except as set forth or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor any of the Subsidiaries has incurred any liabilities or obligations, direct or contingent, or entered into any transaction or agreement (whether or not in the ordinary course of business) material to the Company and the Subsidiaries as a whole.

(w) Investment Company Act. The Company has never been, is not now, and immediately after the sale of any Shares under this Agreement or any Terms Agreement and the consummation of the transactions contemplated by any Confirmation will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended; the Company is organized, and has operated, operates and will continue to operate in a manner so as to qualify as a “real estate investment trust” (a “REIT”) under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, and the Company’s present and contemplated operations, assets and income continue to meet such requirements. In this regard, the Company qualified as a REIT under the Code for its 2022 taxable year.

(x) Tax Returns. The Company and the Subsidiaries have filed all Federal, state and foreign income tax returns which have been required to be filed and have paid all taxes indicated by said returns and all assessments received by it to the extent that such taxes have become due and are not being contested in good faith.

9

(y) Texas Business Organization Code. The Company has complied in all material respects with all provisions of Title 5, Chapter 200, of the Texas Business Organization Code.

(z) ERISA. None of the assets of the Company or the Subsidiaries constitutes, nor will such assets, as of any Applicable Time or any Settlement Date, constitute, “plan assets” under the Employee Retirement Income Security Act of 1974, as amended.

(aa) Conflicts of Interest. No relationship, direct or indirect, exists between or among any of the Company or the Subsidiaries, on the one hand, and any trust manager, officer, shareholder, customer or supplier of the Company or the Subsidiaries, on the other hand, which is required by the Act or the Exchange Act to be described in the Registration Statement, the General Disclosure Package and the Prospectus which is not so described or is not described as required. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or trust managers of the Company or any of their respective family members, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.

(bb) Liens. All liens, charges, encumbrances, claims or restrictions on or affecting the Properties which are required to be disclosed in the Registration Statement, the General Disclosure Package and the Prospectus are disclosed therein; to the knowledge of the Company, (i) no lessee of any portion of any of the Properties is in default under any of the leases governing such Properties and there is no event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such leases, except such defaults that would not have a Material Adverse Effect; (ii) the intended use and occupancy of each of the Properties complies with all applicable codes and zoning laws and regulations, if any, except for such failures to comply which would not individually or in the aggregate have a Material Adverse Effect; and (iii) there is no pending or, to the knowledge of the Company, threatened condemnation, zoning change, environmental or other proceeding or action that will in any material respect affect the size of, use of, improvements on, construction on, or access to the Properties, except such proceedings or actions that would not have a Material Adverse Effect.

(cc) Insurance. The Company has, and will maintain, property and casualty insurance in favor of the Company and the Subsidiaries, as the case may be, with respect to each of the Properties, in an amount and on such terms as are reasonable and customary for businesses of the type proposed to be conducted by the Company and the Subsidiaries; the Company has not received from any insurance company written notice of any material defects or deficiencies affecting the insurability of any such Properties.

(dd) Money Laundering. The operations of the Company and the Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ee) OFAC. Neither the Company or any of the Subsidiaries nor, to the knowledge of the Company, any trust manager, officer, agent, employee, affiliate or person acting on behalf of the Company or any of the Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); nor is the Company or any of the Subsidiaries located, organized or resident in a country, region or territory that is subject to or the target of any U.S. sanctions administered by OFAC, including, without limitation, Crimea, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic and any other Covered Region of Ukraine identified pursuant to Executive Order 14065, Cuba, Iran, North Korea or Syria (each, a “Sanctioned Country”); and none of the Company or any of the Subsidiaries will directly or indirectly use the proceeds of the offering contemplated hereby or pursuant to any Confirmation, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC, or to fund or facilitate any activities of or business in any Sanctioned Country.

10

(ff) Corrupt Practices. Neither the Company or any of the Subsidiaries nor, to the knowledge of the Company, any trust manager, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of the Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and the Subsidiaries and, to the knowledge of the Company, their respective affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintained policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(gg) Proceedings under Section 8 of the Act. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Act, and the Company is not the subject of a pending proceeding under Section 8A of the Act in connection with the offering of the Shares.

(hh) Cybersecurity. (i) (x) Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, to the Company’s knowledge, there has been no security breach or other compromise of or relating to any of the Company’s or the Subsidiaries’ information technology and computer systems, networks, hardware, software, data (including the data of their respective residents, customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”), except for those that have been remedied without material cost or liability or the duty to notify any other person, and (y) the Company and the Subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to their IT Systems and Data; (ii) the Company and the Subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, in the case of this clause (ii), individually or in the aggregate, have a Material Adverse Effect; and (iii) the Company and the Subsidiaries have implemented backup and disaster recovery technology consistent with industry standards and practices or otherwise as the Company deems adequate for its and the Subsidiaries’ business.

3. Sale and Delivery of the Shares. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company and the Manager agree that the Company may from time to time seek to sell Primary Shares through the Manager, as sales agent, or directly to the Manager, as principal, or to instruct the Forward Seller to sell Forward Hedge Shares as follows:

(a) The Company may submit to the Manager and, if applicable, the Forward Purchaser its instruction to sell Shares on any trading day on the NYSE (a “Trading Day”) through placement instructions substantially in the form attached hereto as Schedule D. If such placement instruction relates to Primary Shares, it will specify any price, time or size limits or other customary parameters and conditions. If such placement instruction relates to Forward Hedge Shares, it will specify the last Trading Day on which the Forward Seller may complete the sale of Forward Hedge Shares in a commercially reasonable manner in connection with the relevant Confirmation to establish a commercially reasonable hedge position (the “Forward Hedge Completion Date Deadline”), the maximum number or aggregate gross sales price of Forward Hedge Shares to be sold, the minimum price per share at which Forward Hedge Shares may be sold, the commission the Forward Seller is to receive for selling such Forward Hedge Shares, the Trade Date, the Spread, the initial Stock Loan Fee, the maximum Stock Loan Fee, the Maturity Date, the Forward Price Reduction Dates, the corresponding Forward Price Reduction Amounts (as each such term is defined in the

11

relevant Confirmation) and any other desired terms for the relevant Confirmation. Instructions will be submitted by the Company and received by the Manager and, if applicable, the Forward Purchaser, initially by an authorized officer or person listed in Schedule E, or any substitute or additional officer or person as designated by the Company and notified in writing to the Manager and, if applicable, the Forward Purchaser. The Company shall have the right to amend at any time and from time to time any such prior instruction provided that the Manager and, if applicable, the Forward Purchaser are given reasonable notice of such amendment. If such placement instruction relates to Forward Hedge Shares, the Forward Seller and/or the Forward Purchaser shall promptly, and in any event prior to the opening of trading on the Trading Day following the Trading Day on which such placement instruction was delivered, choose to (A) accept the terms proposed in such placement instruction, (B) decline to participate in the proposed Forward or (C) propose amended terms upon which to participate in the proposed Forward; provided, however, that in the case of clause (C), the Company may accept or reject such amended terms in its sole discretion no later than on the Trading Day following the Trading Day on which the Forward Seller and/or the Forward Purchaser proposed amended terms. Promptly upon the acceptance of such placement instruction relating to Forward Hedge Shares (or its amended terms and in any event prior to the opening of trading on the immediately following Trading Day), the Company and the Forward Purchaser shall enter into a Confirmation substantially in the form of Schedule H hereto and consistent with such placement instruction.

(b) Subject to the terms and conditions hereof, the Manager shall use its commercially reasonable efforts to sell Shares with respect to which the Manager is acting as sales agent or forward seller. The Company acknowledges and agrees that (i) there can be no assurance that the Manager will be successful in selling Shares, (ii) the Manager will incur no liability or obligation to the Company or any other person or entity if it does not sell Shares for any reason other than a failure by the Manager to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Shares as required under this Agreement and (iii) the Manager shall be under no obligation to purchase Shares on a principal basis pursuant to this Agreement, except as otherwise specifically agreed by the Manager and the Company under a Terms Agreement. Sales of Shares, if any, through or to the Manager will be made by means of ordinary brokers’ transactions that meet the definition of an “at the market offering” under Rule 415(a)(4) under the Act or otherwise agreed by the parties in other methods of sale.

(c) The Company shall neither (i) authorize the issuance and sale of, and the Manager shall not sell as sales agent or forward seller, any Share at a price lower than the minimum price therefor designated from time to time by the Company and notified to the Manager and, if applicable, the Forward Purchaser in writing nor (ii) request that the Manager sell Shares on any day that any Alternative Manager is also selling Shares or that the Forward Purchaser, any Alternative Forward Purchaser or any of their respective affiliates are unwinding their respective hedges during any Unwind Period (as defined in the relevant Confirmation or Alternative Confirmation). In addition, the Company or the Manager may, upon notice to the other parties hereto by telephone (confirmed promptly by email or facsimile), suspend an offering of the Shares with respect to which the Manager is acting as sales agent or forward seller; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder or any Confirmation prior to the giving of such notice; and provided, further, that (i) any obligation under Sections 4(k), 4(l), 4(m), 5(a), 5(e), 5(f) and 5(g) and (ii) the notification obligation under Section 4(b), other than during the period in which a prospectus relating to the Shares is required to be delivered under the Act (whether physically or through compliance with Rule 172 under the Act or any similar rule), shall be waived during the period of any such suspension.

(d) If any party has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Company or the Shares, it shall promptly notify the other parties and sales of Shares under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

(e) The compensation to the Manager for sales of Primary Shares on any given day with respect to which the Manager acts as sales agent under this Agreement shall be at a mutually agreed rate, which will not exceed, but may be lower than, 1.5% of the gross offering proceeds of the Primary Shares sold pursuant to Section 3(a) hereof on such day. Any compensation or commission due and payable to the Manager shall be deducted by the Manager from the gross offering proceeds it receives from the sale of the

12

Primary Shares pursuant to this Agreement. The compensation to the Forward Seller for sales of Forward Hedge Shares on any given day shall be reflected as a reduction at a mutually agreed rate, which will not exceed, but may be lower than, 1.5% from the Initial Forward Price (as defined in the relevant Confirmation). The Company may sell Primary Shares to the Manager as principal at a price agreed upon at the relevant Applicable Time and pursuant to a separate Terms Agreement. Notwithstanding the foregoing, in the event the Company engages the Manager for a sale of Shares that would constitute a “distribution,” within the meaning of Rule 100 of Regulation M under the Exchange Act, the Company and the Manager will agree to compensation that is customary for the Manager with respect to such transactions.

(f) Settlement for sales of the Primary Shares pursuant to this Agreement will occur on the second Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each such day, a “Primary Settlement Date”). On each Primary Settlement Date, the Primary Shares sold through or to the Manager for settlement on such date shall be issued and delivered by the Company to the Manager against payment of the gross proceeds (less commissions due to the Manager under (e) above) from the sale of such Primary Shares. Settlement for all such Primary Shares shall be effected by free delivery of the Primary Shares by the Company or its transfer agent to the Manager’s or its designee’s account (provided that the Manager shall have given the Company notice of such designee prior to the Primary Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradable, transferable, registered shares in good deliverable form, in return for payments in same day funds delivered to the account designated by the Company. If the Company or its transfer agent (if applicable) shall default on its obligation to deliver the Primary Shares on any Primary Settlement Date, the Company shall (i) hold the Manager harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company and (ii) pay the Manager any commission, discount or other compensation to which it would otherwise be entitled absent such default. Settlement for sales of the Forward Hedge Shares pursuant to this Agreement will occur on the second Trading Day (or such earlier day as is industry practice) following the date on which such sales are made (each such day, a “Forward Settlement Date,” and together with any Primary Settlement Date, a “Settlement Date”). On each Forward Settlement Date, the Forward Hedge Shares sold through the Forward Seller for settlement on such date shall be delivered by the Forward Purchaser (or its affiliate) to the Forward Seller against payment of the gross proceeds (less compensation due to the Forward Seller under Section 3(e) above) from the sale of such Forward Hedge Shares. Settlement for all such Forward Hedge Shares shall be effected by free delivery of the Forward Hedge Shares by the Forward Purchaser (or its affiliate) to the Forward Seller’s or its designee’s account at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradable, transferable, registered shares in good deliverable form, in return for payments by the Forward Seller of such proceeds in same-day funds delivered to the account designated by the Forward Purchaser.

(g) If acting as sales agent or forward seller hereunder, the Manager shall provide written confirmation (which may be by facsimile or email) to the Company and the Forward Purchaser following the close of trading on the NYSE each day in which the Shares are sold under this Agreement setting forth (i) the amount of Shares sold on such day and the gross offering proceeds received from such sale and (ii) the commission payable by the Company or the Forward Purchaser to the Manager with respect to such sales.

(h) At each Applicable Time, on each Settlement Date, at each Representation Date and each date on which Primary Shares are delivered to the Manager pursuant to a Terms Agreement, the Company shall be deemed to have affirmed each representation, warranty, covenant and other agreement contained in this Agreement. Any obligation of the Manager to use its commercially reasonable efforts to sell the Shares as sales agent or forward seller shall be subject to the continuing accuracy of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 5 of this Agreement.

(i) If the Company wishes to issue and sell the Primary Shares other than as set forth in Section 3 of this Agreement (each, a “Placement”), it may notify the Manager of the proposed terms of such Placement. If the Manager, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company, wishes to accept amended terms, the Manager and the Company will enter into a Terms Agreement setting forth the terms of such Placement.

13

(j) The terms set forth in a Terms Agreement will not be binding on the Company or the Manager unless and until the Company and the Manager have each executed such Terms Agreement, accepting all of the terms of such Terms Agreement. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement will control.

(k) Each sale of the Primary Shares to the Manager shall be made in accordance with the terms of this Agreement and a Terms Agreement, which will provide for the sale of such Primary Shares to, and the purchase thereof by, the Manager. A Terms Agreement may also specify certain provisions relating to the reoffering of such Primary Shares by the Manager. The commitment of the Manager to purchase the Primary Shares pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein and therein set forth. Each Terms Agreement shall specify the number of the Primary Shares to be purchased by the Manager pursuant thereto, the price to be paid to the Company for such Primary Shares, any provisions relating to rights of, and default by, underwriters acting together with the Manager in the reoffering of the Primary Shares, and the time and date and place of delivery of and payment for such Primary Shares.

(l) Subject to the limitations set forth herein and as may be mutually agreed upon by the parties hereto, sales pursuant to this Agreement and any Terms Agreement may not be requested by the Company and need not be made by the Manager except during the period that begins 24 hours after the filing of a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K as of and within the period required by the Exchange Act and ends, for all periods, two weeks before the filing of the immediately succeeding press release or public announcement containing the Company’s earnings, revenues or other results of operations. Notwithstanding the foregoing, no sales of Shares shall take place, and the Company shall not request the sale of any Shares that would be sold, and the Manager shall not be obligated to sell, during any period in which the Company is, or could be deemed to be, in possession of material non-public information.

(m) Under no circumstances shall the Company cause or request the offer or sale of any Shares, if after giving effect to the sale of such Shares, the aggregate offering price of the Shares sold pursuant to this Agreement would exceed, together with all sales of Shares under this Agreement, any Terms Agreement and the Alternative Distribution Agreements, the Maximum Amount. Under no circumstances shall the Company cause or request the offer or sale of any Shares at a price lower than the minimum price authorized from time to time by the Company and notified to the Manager and, if applicable, the Forward Purchaser in writing.

(n) The Company agrees that any offer to sell, any solicitation of an offer to buy or any sales of Shares shall be effected by or through only one of the Manager or the Alternative Managers on any single given day, but in no event more than one, and the Company shall in no event request that the Manager sell Shares on any day that any Alternative Manager is also selling Shares or that the Forward Purchaser, any Alternative Forward Purchaser or any of their respective affiliates are unwinding their respective hedges during any Unwind Period (as defined in the relevant Confirmation or Alternative Confirmation); provided, however, that (i) the foregoing limitation shall not apply to (A) exercise of any option, warrant, right or any conversion privilege set forth in the instrument governing such security or (B) sales solely to employees or security holders of the Company or the Subsidiaries, or to a trustee or other person acquiring such securities for the accounts of such persons, and (ii) such limitation shall not apply on any day during which no sales are made pursuant to this Agreement.

(o) Notwithstanding anything herein to the contrary, in the event that in the good faith commercially reasonable judgment of the Forward Purchaser either (i) it or its affiliate is unable to borrow and deliver a number of Forward Hedge Shares equal to the number or aggregate gross sales price of Forward Hedge Shares specified in the relevant placement instruction for sale under this Agreement, or (ii) a Stock Borrow Event (as defined in the relevant Confirmation) would occur, then the Forward Seller shall be required to sell only the aggregate number of Forward Hedge Shares that the Forward Purchaser or its affiliate is able to so borrow below such cost.

14

4. Certain Agreements of the Company. The Company agrees with the Manager and the Forward Purchaser that:

(a) Filing of Amendments; Response to Commission Requests. The Company will promptly advise the Manager and the Forward Purchaser of any proposal to amend or supplement the Registration Statement or any Prospectus at any time and will offer the Manager and the Forward Purchaser a reasonable opportunity to comment on any such proposed amendment or supplement; and the Company will also advise the Manager and the Forward Purchaser promptly of (i) the filing of any such amendment or supplement, (ii) any request by the Commission or its staff for any amendment to the Registration Statement, for any supplement to any Prospectus or for any additional information with respect thereto, (iii) the institution by the Commission of any stop order proceedings in respect of the Registration Statement or the threatening of any proceeding for that purpose or pursuant to Section 8A of the Act and (iv) the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares in any jurisdiction or the institution or threatening of any proceedings for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(b) Continued Compliance with Securities Laws. If, at any time when a prospectus relating to the Shares is required to be delivered under the Act (whether physically or through compliance with Rule 172 under the Act or any similar rule), any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Prospectus to comply with the Act, the Company will promptly notify the Manager and the Forward Purchaser of such event and promptly notify the Manager to suspend solicitation of purchases of the Shares and forthwith upon receipt of such notice, the Manager shall suspend its solicitation of purchases of the Shares and shall cease using the Prospectus; and if the Company shall decide to amend or supplement the Registration Statement or the Prospectus, it will promptly advise the Manager and the Forward Purchaser by telephone (with confirmation in writing), will promptly prepare and file with the Commission an amendment or supplement to the Registration Statement or the Prospectus which will correct such statement or omission or effect such compliance and will advise the Manager and the Forward Purchaser when the Manager is free to resume such solicitation. Neither the consent nor the delivery of either the Manager or the Forward Purchaser to any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 5 hereof. The Company, during the period when a prospectus relating to the Shares is required to be delivered under the Act (whether physically or through compliance with Rule 172 under the Act or any similar rule), will file promptly all documents required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and will promptly advise the Manager and the Forward Purchaser if the Company failed to file such reports within the time period prescribed therein.

(c) Rule 158. As soon as practicable, but not later than 16 months, after the date of this Agreement, the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the date of this Agreement and satisfying the provisions of Section 11(a) of the Act and Rule 158.

(d) Furnishing of Prospectuses. The Company will furnish to the Manager and the Forward Purchaser copies of the Registration Statement, including all exhibits, and the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Manager and the Forward Purchaser reasonably requests. The Company will pay the expenses of printing and distributing to the Manager and the Forward Purchaser all such documents.

15

(e) Blue Sky Qualifications. The Company will arrange for the qualification of the Shares for sale under the laws of such jurisdictions as the Manager designates and will continue such qualifications in effect so long as required for the distribution; provided, however, that the Company will not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Shares).

(f) Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement and any Confirmation, including but not limited to any filing fees and other expenses incurred in connection with qualification of the Shares under the laws of such jurisdictions as the Manager designates and the preparation and printing of memoranda relating thereto (including reasonable fees and disbursements of counsel for the Manager and the Forward Purchaser relating to such qualification), fees and expenses incident to listing the Shares and any Confirmation Shares on the NYSE, fees and expenses in connection with the registration of the Shares and any Confirmation Shares under the Exchange Act, and expenses incurred in distributing preliminary prospectuses and the Prospectus (including any amendments and supplements thereto) to the Manager and the Forward Purchaser and for expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors.

(g) Use of Proceeds. The Company will use the net proceeds received in connection with this offering and any Confirmation in the manner described in the “Use of Proceeds” section of the General Disclosure Package.

(h) Absence of Manipulation. The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Shares.

(i) Listing and Reservation of Common Shares. The Company will use its commercially reasonable efforts to cause the Shares and any Confirmation Shares to be listed for trading on the NYSE and to maintain such listing. The Company will reserve out of authorized but unissued Common Shares and keep available at all times, free of pre-emptive rights, the full number of Shares and Confirmation Shares to be issued and sold or delivered hereunder or pursuant to any Confirmation or any Alternative Confirmation.

(j) Disclosure of Sales. The Company will disclose in its Quarterly Reports on Form 10-Q and in its Annual Reports on Form 10-K the number of Common Shares sold through the Manager and the Alternative Managers pursuant to this Agreement and the Alternative Distribution Agreements and the net proceeds received by the Company with respect to sales of Common Shares pursuant to this Agreement and the Alternative Distribution Agreements, together with any other information that the Company reasonably believes is required to comply with the Act or the Rules and Regulations thereunder. The Company may also file a prospectus supplement to the Prospectus included as part of the Registration Statement with the Commission under the applicable paragraph of Rule 424(b) of the Act, which prospectus supplement will set forth such information, in which event the Company will deliver such number of copies of each such prospectus supplement to the NYSE as required by such exchange (which may be satisfied by filing with the Commission on its Electronic Data Gathering, Analysis and Retrieval system if permitted by the rules of the NYSE).

(k) Officers’ Certificates. On the date of this Agreement, at each Representation Date and each date on which Primary Shares are delivered to the Manager pursuant to a Terms Agreement, the Company will furnish or cause to be furnished forthwith to the Manager and the Forward Purchaser a certificate dated as of such date, substantially in the form attached hereto as Schedule G, to the effect that the statements contained in the certificate referred to in Section 5(g) of this Agreement which were last furnished to the Manager and the Forward Purchaser are true and correct at such Representation Date as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 5(g), but modified as necessary to relate to the Registration Statement and the Prospectus as amended and modified and supplemented, or to the documents incorporated by reference into the Prospectus, to the time of delivery of such certificate.

16

(l) Opinions of Company Counsel. On the date of this Agreement, at each Representation Date and each date on which Primary Shares are delivered to the Manager pursuant to a Terms Agreement, the Company will furnish or cause to be furnished to the Manager and the Forward Purchaser and to counsel for the Manager and the Forward Purchaser the written opinion of Dentons US LLP or other counsel reasonably satisfactory to the Manager and the Forward Purchaser, dated as of such date, in a form and substance reasonably satisfactory to the Manager and the Forward Purchaser and its counsel, of the same tenor as the opinion referred to in Section 5(e) of this Agreement, but modified as necessary to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented, or to the documents incorporated by reference into the Prospectus, to the time of delivery of such opinion or, in lieu of such opinion, counsel last furnishing such letter to the Manager and the Forward Purchaser shall furnish the Manager and the Forward Purchaser with a letter substantially to the effect that the Manager and the Forward Purchaser may rely on such last opinion to the same extent as though it was dated the date of such letter authorizing reliance (except that statements in such last letter shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance).

(m) Comfort Letters. On the date of this Agreement, at each Representation Date and each date on which Primary Shares are delivered to the Manager pursuant to a Terms Agreement, the Company will cause Deloitte & Touche LLP, or other independent accountants reasonably satisfactory to the Manager, to furnish to the Manager a letter, as of such date, in the form reasonably satisfactory to the Manager and its counsel, of the same tenor as the letter referred to in Section 5(a) hereof, but modified as necessary to relate to the Registration Statement, the General Disclosure Package and the Prospectus, as amended and supplemented, or to the documents incorporated by reference into the Prospectus, to the date of such letter.

(n) Rule 433 Compliance. To comply with the requirements of Rule 433 under the Act applicable to any “issuer free writing prospectus,” as defined in such rule, including timely filing with the Commission where required, legending and record keeping.

(o) Consent to Trading. The Company consents to the Manager and the Forward Purchaser trading in the Company’s Common Shares for their own respective accounts and for the account of their respective clients at the same time as sales of Shares occur pursuant to this Agreement.

(p) Failure to Timely File under Rule 424. If to the knowledge of the Company, all filings required by Rule 424 in connection with this offering shall not have been made or the representation in Section 2(b) shall not be true and correct on the applicable Settlement Date, the Company will offer to any person who has agreed to purchase Shares as the result of an offer to purchase solicited by the Manager the right to refuse to purchase and pay for such Shares.

(q) Due Diligence. The Company will afford the Manager and the Forward Purchaser, on reasonable notice, a reasonable opportunity to conduct a due diligence investigation with respect to the Company customary in scope for transactions contemplated hereby (including, without limitation, the availability of the chief financial officer and general counsel to respond to questions regarding the business and financial condition of the Company and the right to have made available to them for inspection such records and other information as they may reasonably request).

(r) Restriction on Sale of Securities. At any time that sales of Shares under this Agreement have been made but not yet settled, or at any time that the Company has outstanding with the Manager instructions to sell Shares under this Agreement, but such instructions have not been fulfilled or cancelled, the Company will not offer, sell, issue, contract to sell, pledge or otherwise dispose of any Common Shares or any securities convertible into or exchangeable or exercisable for any of Common Shares, in each case without giving the Manager and the Forward Purchaser at least three business days’ prior written notice specifying the nature of the proposed sale and the date of such proposed sale; provided, however, that such restriction will not be required in connection with the Company’s issuance or sale of (i) any securities issued or to be issued pursuant to the Company’s equity incentive or award plans, including securities of the Company issued upon the exercise or vesting thereof, or upon conversion of operating partnership units, (ii) Common Shares to be issued as partial or full payment for properties or other assets directly or indirectly

17

acquired or to be acquired by the Company or the Subsidiaries, (iii) the Shares to be sold hereunder or under any Alternative Distribution Agreement, (iv) any Confirmation Shares to be issued and delivered pursuant to any Confirmation or any Alternative Confirmation or (v) any securities of the Company issued pursuant to, or upon the exercise, conversion, redemption or settlement of, any securities of the Company that are outstanding at the time such instruction is delivered.

(s) Long Positions. In connection with entering into any Confirmation, the Company will not acquire any long position (either directly or indirectly, including through an Affiliate or through a derivative transaction) with respect to its Common Shares. For purposes of the foregoing, “Affiliate” means, with respect to any person or entity, any other person or entity directly or indirectly controlling, controlled by, or under common control with such person or entity. For purposes of this definition, “control” when used with respect to any person or entity means ownership of 50% or more of the voting power or value of such person or entity.

5. Conditions of the Obligations of the Manager. The obligations of the Manager hereunder with respect to any instruction submitted to the Manager by the Company to sell Shares are subject to the accuracy of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a) Accountants’ Comfort Letter. The Manager shall have received a letter of Deloitte & Touche LLP, or other independent accountants reasonably satisfactory to the Manager, on each Representation Date, dated such date, confirming that they are a registered public accounting firm and independent public accountants within the meaning of the Securities Laws and substantially in the form of Schedule F hereto.

(b) Filing of Prospectus. The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 4(a) hereof. No stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company, the Manager or the Forward Purchaser, shall be contemplated by the Commission.

(c) No Material Adverse Change. Since the respective dates as of which information is given in the General Disclosure Package and the Prospectus, there shall not have been any material adverse change or any development involving a prospective material adverse change, in or affecting the general affairs, business, prospects, management, properties, financial position, shareholders’ equity or results of operations of the Company and the Subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the General Disclosure Package and the Prospectus, the effect of which in the judgment of the Manager makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated by this Agreement.

(d) Intentionally Omitted.

(e) Opinion of Counsel for Company. The Manager and the Forward Purchaser shall have received an opinion, on each Representation Date, dated such date, of Dentons US LLP, counsel for the Company, or other counsel reasonably satisfactory to the Manager and the Forward Purchaser, to the effect that:

(i) the Company has been duly organized and is validly existing as a real estate investment trust under the laws of the State of Texas, with power and authority to own its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus;

18

(ii) the Company is qualified for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a Material Adverse Effect;

(iii) each of the Significant Subsidiaries has been duly organized and is validly existing as a corporation, limited partnership or limited liability company, as the case may be, in good standing under the laws of its jurisdiction of organization, with power and authority to own its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus; to the best of such counsel’s knowledge, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus or for investments in securities that are not, individually or in the aggregate, material to the Company and the Subsidiaries taken as a whole, the Company owns no capital stock or other beneficial interest in any corporation, partnership, trust, joint venture or other business entity; and except as otherwise stated in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued and outstanding capital stock or other ownership interests of each Significant Subsidiary that is a corporation or similar entity have been duly authorized and are validly issued, are fully paid and non-assessable and, to the best of the knowledge of such counsel, are owned by the Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim;

(iv) each of the Significant Subsidiaries has been duly qualified as a foreign corporation, limited partnership or limited liability company, as the case may be, for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a Material Adverse Effect on the Company and the Subsidiaries taken as a whole;

(v) other than as set forth or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus, there are no legal or governmental investigations, actions, suits or proceedings pending or, to the best of such counsel’s knowledge, threatened to which the Company or any of the Subsidiaries is or may be a party or to which any property of the Company or any of the Subsidiaries is or may be the subject which, if determined adversely to the Company or such Subsidiary, could individually or in the aggregate reasonably be expected to have a Material Adverse Effect; and such counsel does not know of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement, the General Disclosure Package and the Prospectus which are not filed or incorporated by reference from another filing with the Commission or described as required;

(vi) this Agreement has been duly authorized, executed and delivered by the Company;

(vii) the Primary Shares have been duly authorized by the Company and, when issued and delivered by the Company from time to time pursuant to this Agreement and any applicable corporate proceedings against payment of the applicable consideration, will be validly issued, fully paid and non-assessable. The issuance and sale of the Primary Shares by the Company is not subject to preemptive or other similar rights to purchase or subscribe for shares of beneficial interest of the Company arising under Texas law, the Declaration of Trust or By-Laws of the Company or any contract in existence on the relevant Representation Date to which the Company is a party of which such counsel has knowledge. The Confirmation Shares have been duly authorized by the Company and, upon the execution and delivery of any Confirmation, and when issued upon physical settlement or net share settlement, as applicable, in accordance with such Confirmation and any applicable corporate proceedings, such Confirmation Shares will be validly issued, fully paid and non-assessable, and the issuance of such Confirmation Shares will not be subject to any preemptive or similar rights to purchase or subscribe for shares of beneficial interest of the Company arising under Texas law, the Declaration of Trust or By-Laws of the Company or any contract in existence on the relevant Representation Date to which the Company is a party of which such counsel has knowledge. The Shares and the Confirmation Shares conform in all material respects to the description thereof in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Description of Capital Shares”;

19

(viii) as of the relevant Representation Date, the issued and outstanding shares of beneficial interest of the Company have been duly authorized and validly issued and are fully paid and non-assessable (except as otherwise described in the Registration Statement, the General Disclosure Package and the Prospectus). The authorized capital shares of beneficial interest of the Company conform as to legal matters in all material respects to the description thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Description of Capital Shares,” as modified by the related disclosure in the documents incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus;

(ix) to the best of such counsel’s knowledge, neither the Company nor the Subsidiaries are, nor with the giving of notice or lapse of time or both would be, in violation of or in default under, (A) their respective Declarations of Trust, Articles of Incorporation, By-Laws or limited partnership or limited liability company agreement or (B) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company or any of the Subsidiaries is a party or by which they or any of their respective properties are bound, except, with respect to clause (B), for violations and defaults which individually and in the aggregate are not material to the Company and the Subsidiaries taken as a whole; the issuance and sale of the Primary Shares and the issuance and delivery of any Confirmation Shares, the performance by the Company of its obligations under this Agreement, any Confirmation or any Terms Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument known to such counsel to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or to which any of the property or assets of the Company or any Subsidiary is subject, nor will any such action result in any violation of the provisions of the Declaration of Trust or the By-Laws of the Company or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties;

(x) to such counsel’s knowledge, at the quarter or year end of the Company’s most recent Form 10-Q or Form 10-K prior to the relevant Representation Date, the Company had authorized and outstanding shares of beneficial interest as set forth in the General Disclosure Package and the Prospectus;

(xi) no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the issuance and sale of the Shares or the issuance and delivery of any Confirmation Shares or the consummation of the other transactions contemplated by this Agreement or any Confirmation, except such consents, approvals, authorizations, registrations or qualifications as have been obtained under the Act and as may be required under state securities or Blue Sky laws in connection with the sales of the Shares;

(xii) the statements in the General Disclosure Package and the Prospectus under the caption “Description of Capital Shares” and other statements in the Registration Statement, the General Disclosure Package and the Prospectus as modified by the related disclosure in the documents incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, in each case fairly present the information called for with respect to such legal matters, documents or proceedings; the descriptions in the Registration Statement, the General Disclosure Package and the Prospectus of contracts and other documents which are filed as exhibits to the Registration Statement are accurate in all material respects and fairly present the information required to be shown; and to such counsel’s knowledge there are no statutes or legal or governmental proceedings required to be described in the Registration Statement, the General Disclosure Package or the Prospectus that are not described as required;

20

(xiii) the Company is not, and will not become as a result of the consummation of the transactions contemplated by this Agreement and any Confirmation, an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and has not been an “investment company” at any time since 1988;

(xiv) to such counsel’s knowledge, (a) with the exception of the Registration Rights Agreement dated as of February 28, 2005 between the Company and certain listed investors therein, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned by such person, and (b) no person has the right to require the Company to register such securities pursuant to the Registration Statement;

(xv) the Registration Statement became effective upon filing with the Commission pursuant to Rule 462(e) of the Rules and Regulations. Any required filing of any preliminary prospectus and the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b) (without reference to Rule 424(b)(8)), the Company meets the requirements for the use of an “automatic shelf registration statement” (as such term is defined in Rule 405) on Form S-3 with respect to the issuance and sale of the Shares and, to such counsel’s knowledge, the Company has not received any notice pursuant to Rule 401(g)(2); any required filing of each Issuer Free Writing Prospectus pursuant to Rule 433 has been made in the manner and within the time period required by Rule 433(d). To such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings for that purpose have been initiated or are pending or threatened by the Commission;

(xvi) the Registration Statement, the General Disclosure Package and the Prospectus, excluding the documents incorporated by reference therein, and each amendment or supplement to the Registration Statement, the General Disclosure Package and the Prospectus, excluding the documents incorporated by reference therein, as of their respective effective or issue dates (other than financial statements and other financial data and schedules, as to which such counsel need not express any opinion), complied as to form in all material respects with the requirements of the Act when filed with the Commission;

(xvii) each document incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus (other than financial statements and other financial data and schedules, as to which such counsel need not express any opinion) complied as to form in all material respects with the Exchange Act when filed with the Commission;

(xviii) the Company has met the requirements for qualification and taxation as a REIT for the taxable years 2017 through 2022;

(xix) the Company’s current, and contemplated future, assets, income, diversity of ownership and method of operation will put it in a position for qualification and taxation as a REIT for its taxable year ending December 31, 2023, and for its future taxable years;

(xx) the discussion contained under the caption “Federal Income Tax Considerations and Consequences of Your Investment” in the Registration Statement, the General Disclosure Package and the Prospectus, accurately reflects existing law and fairly addresses the material federal income tax issues described therein;

(xxi) each Confirmation that has been executed and delivered by the Company on or prior to the date hereof has been duly authorized by all necessary action on the part of the Company and has been duly executed and delivered by the Company; and

21

(xxii) although such counsel is not passing upon, and does not assume responsibility for, the factual accuracy, completeness or fairness of the statements contained in the Registration Statement, the General Disclosure Package and the Prospectus and need not have made any independent check or verification thereof (except as and to the extent stated in paragraphs (vii), (viii), (x), (xii), (xx) and (xxi)), on the basis of such counsel’s participation, in the course of the Company’s preparation of the Registration Statement and the Prospectus, in conferences with officers and other representatives of the Company, counsel for the Manager and the Forward Purchaser and representatives of the independent registered public accounting firm for the Company and with the Manager and the Forward Purchaser, at which the contents of the Registration Statement and the Prospectus and related matters were discussed, no facts have come to such counsel’s attention that would lead them to believe that (x) the Registration Statement, including the Rule 430B Information, as of the “new effective date” with respect to the Manager and the Shares pursuant to, and within the meaning of, Rule 430B(f)(2) of the Rules and Regulations arising from the filing of the Prospectus with the Commission, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading or (y) the Prospectus or any amendment or supplement thereto, at the time the Prospectus was issued or at the time any such amended or supplemented prospectus was issued or at the relevant Representation Date, as the case may be, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In rendering such opinions, such counsel may rely (A) as to matters involving the application of laws other than the laws of the United States and the State of Texas, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in a form and substance reasonably satisfactory to counsel for the Manager and the Forward Purchaser) of other counsel reasonably acceptable to counsel for the Manager and the Forward Purchaser, familiar with the applicable laws; and (B) as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and certificates or other written statements of officials of jurisdictions having custody of documents respecting the corporate existence or good standing of the Company. The opinion of such counsel for the Company shall state that the opinion of any such other counsel is in a form satisfactory to such counsel and, in such counsel’s opinion, the Manager and the Forward Purchaser and they are justified in relying thereon. With respect to the matters to be covered in subparagraph (xxii) above, counsel may state its opinion and belief is based upon their participation in the preparation of the Registration Statement and the Prospectus and any amendment or supplement thereto (other than the documents incorporated by reference therein) and review and discussion of the contents thereof (including the documents incorporated by reference therein) but is without independent check or verification except as specified.

(f) Opinion of Counsel for the Manager and the Forward Purchaser. The Manager and the Forward Purchaser shall have received, on each Representation Date, from Sidley Austin LLP, counsel for the Manager and the Forward Purchaser, such opinion or opinions, dated such date, with respect to such matters as the Manager and the Forward Purchaser may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion, Sidley Austin LLP may rely as to all matters governed by Texas law upon the opinion of Dentons US LLP referred to above.

(g) Officers’ Certificate. The Manager and the Forward Purchaser shall have received a certificate, on each Representation Date, dated such date, of an executive officer of the Company and a principal financial or accounting officer of the Company substantially in the form set forth on Schedule G hereto.

(h) Listing. The Shares and any Confirmation Shares shall have been approved for listing on the NYSE, subject only to notice of issuance at or prior to each Settlement Date.

(i) Actively-Traded Security. The Common Shares shall meet the definition of an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

22

The Company will furnish the Manager and the Forward Purchaser with such conformed copies of such opinions, certificates, letters and documents as the Manager and the Forward Purchaser reasonably request. The Manager or the Forward Purchaser, as applicable, may in their respective sole discretion waive compliance with any conditions to the obligations of the Manager hereunder.

6. Indemnification and Contribution.

(a) Indemnification of the Manager and the Forward Purchaser. The Company will indemnify and hold harmless the Manager and the Forward Purchaser, their respective partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls the Manager or the Forward Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, a “Company Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Company Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time, any Statutory Prospectus as of any time, the Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Company Indemnified Party for any legal or other expenses reasonably incurred by such Company Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Company Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by the Manager specifically for use therein, it being understood and agreed that the only such information furnished by the Manager consists of the information described as such in subsection (b) below.

(b) Indemnification of Company. The Manager will indemnify and hold harmless the Company, each of its trust managers and each of its officers who signs a Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, a “Manager Indemnified Party”), against any losses, claims, damages or liabilities to which such Manager Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time, any Statutory Prospectus as of any time, the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Manager specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Manager Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Manager Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by the Manager consists of the following information in the Prospectus furnished on behalf of the Manager: the name of the Manager contained in the first paragraph under the heading “Plan of Distribution” in the Prospectus Supplement.

(c) Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the

23

indemnifying party in writing of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d) Contribution. If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Manager and the Forward Purchaser on the other from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Manager and the Forward Purchaser on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Manager and the Forward Purchaser on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (which shall be deemed to include the proceeds that would be received by the Company upon physical settlement of any Confirmation assuming that the aggregate amount payable by the Forward Purchaser under such Confirmation is equal to the aggregate amount of the net proceeds realized upon the sale of the Forward Hedge Shares and before deducting expenses) received by the Company bear to the total commissions received by the Manager and the aggregate Spread (net of related hedging and other costs) received by the Forward Purchaser under any applicable Confirmation. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Manager and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), the Manager shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares sold by it and distributed to the public exceeds the amount of any damages which the Manager has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Company and the Manager agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this subsection 6(d).

24

7. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the Manager set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Manager, the Company or any of their respective representatives, officers, trust managers or directors or any controlling person, and will survive delivery of and payment for the Shares. If any Shares have been sold hereunder, the representations and warranties in Section 2 and all obligations under Section 4 shall also remain in effect. The provisions of any Terms Agreement executed and delivered prior to the termination of this Agreement shall survive the termination of this Agreement, subject to the provisions of Section 8(d).

8. Termination.

(a) The Company shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that (i) with respect to any pending sale through the Manager, the obligations of the Company, including in respect of compensation of the Manager, shall remain in full force and effect notwithstanding the termination and (ii) the provisions of Sections 2, 4(f), 6, 7, 9, 12 and 13 of this Agreement shall remain in full force and effect notwithstanding such termination.

(b) The Manager and the Forward Purchaser shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in their sole discretion at any time. Any such termination shall be without liability of any party to any other party except that the provisions of Sections 2, 4(f), 6, 7, 9, 12 and 13 of this Agreement shall remain in full force and effect notwithstanding such termination.

(c) This Agreement shall remain in full force and effect until and unless terminated pursuant to Sections 8(a) or (b) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement shall in all cases be deemed to provide that Sections 2, 4(f), 6 and 7 of this Agreement shall remain in full force and effect.

(d) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Manager and the Forward Purchaser or the Company, as the case may be. Except for any purchase pursuant to a Terms Agreement, if such termination shall occur prior to the Settlement Date for any sale of the Shares, such sale shall settle in accordance with the provisions of Section 3(f) of this Agreement.

(e) In the case of any purchase by the Manager pursuant to a Terms Agreement, the Manager may terminate such Terms Agreement, at any time at or prior to the Primary Settlement Date (i) if there has been, since the respective dates as of which information is given in the General Disclosure Package and the Prospectus, any material adverse change or any development involving a prospective material adverse change, in or affecting the general affairs, business, prospects, management, properties, financial position, shareholders’ equity or results of operations of the Company and the Subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the General Disclosure Package and the Prospectus, the effect of which in the judgment of the Manager makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated by such Terms Agreement, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Manager, impracticable or inadvisable to market the Shares or to enforce contracts for the sale of Shares, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission of the NYSE, or if trading generally on the NYSE or NASDAQ Global Select Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the Financial Industry Regulatory Authority, Inc. or any other governmental authority, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a banking moratorium has been declared by either Federal or New York authorities.

25

9. Notices. All communications hereunder will be in writing and mailed, delivered or sent via email and confirmed to the Manager at Truist Securities, Inc., 3333 Peachtree Road NE, 11th Floor, Atlanta, Georgia 30326, attention of Equity Syndicate Department (email: dl.atm.offering@truist.com), if sent to the Forward Purchaser, will be mailed, delivered or sent via email or facsimile and confirmed to the Forward Purchaser at Truist Bank, 3333 Peachtree Road NE, 11th Floor, Atlanta, Georgia 30326, attention of Equity Syndicate (email: dl.atm.offering@truist.com), or, if sent to the Company, will be mailed, delivered or sent via email or facsimile and confirmed to it at 11 Greenway Plaza, Suite 2400, Houston, Texas 77046, Facsimile No. (713) 354-2710 Attn: Alex Jessett, Executive Vice President—Chief Financial Officer; provided, however, that any notice to the Manager and the Forward Purchaser pursuant to Section 6 will be mailed delivered or sent via email or facsimile and confirmed to the Manager and the Forward Purchaser.

10. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, trust managers and directors and controlling persons referred to in Section 6, and no other person will have any right or obligation hereunder.

An entity acting as a Forward Purchaser (the “Previous Forward Purchaser”) may, without the consent of the other parties hereto, designate an affiliate to replace it as Forward Purchaser (the “New Forward Purchaser”), in which case, from the date of such designation, the New Forward Purchaser shall for all the purposes of this Agreement be substituted for the Previous Forward Purchaser as a Forward Purchaser party hereto (as assignee of the Previous Forward Purchaser).

11. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

12. Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a) No Other Relationship. The Manager has been retained solely to act as sales agent and/or principal in connection with the purchase and sale of Shares and that no fiduciary, advisory or agency relationship between the Company, on one hand, and the Manager and the Forward Purchaser, on the other hand, has been created in respect of any of the transactions contemplated by this Agreement or the Prospectus, irrespective of whether the Manager and the Forward Purchaser have advised or are advising the Company on other matters;

(b) Arms’ Length Negotiations. The terms set forth in this Agreement were established by the Company following discussions and arm’s-length negotiations with the Manager and the Forward Purchaser, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) Absence of Obligation to Disclose. The Company has been advised that the Manager, the Forward Purchaser and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that neither the Manager nor the Forward Purchaser has any obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d) Waiver. The Company agrees that it will not claim that the Manager or the Forward Purchaser have rendered advisory services of any nature or respect, or owes a fiduciary or other duty to the Company, in connection with the offering contemplated hereby or the process leading thereto.

13. Applicable Law. This Agreement, and any claim, controversy or dispute relating to or arising out of this Agreement, shall be governed by, and construed in accordance with, the laws of the State of New York.

26

The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

14. Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Manager or Forward Purchaser are required to obtain, verify and record information that identifies its clients, including the Company, which information may include the name and address of its clients, as well as other information that will allow the Manager or Forward Purchaser to properly identify their clients.

15. Resolution Stay. (a) In the event that the Manager or Forward Purchaser that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Manager or Forward Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Manager or Forward Purchaser that is a Covered Entity or a BHC Act Affiliate of such Manager or Forward Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Manager or Forward Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

For purposes of this Section 15, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Rights” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Signature Page Follows]

27

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the parties hereto in accordance with its terms.

Very truly yours,

CAMDEN PROPERTY TRUST

By:	/s/ Alexander J. Jessett
	Name:	Alexander J. Jessett
	Title:	Executive Vice President-Chief Financial Officer and Assistant Secretary

[Signature Page to Distribution Agency Agreement-Truist]

The foregoing Distribution Agency Agreement is hereby confirmed and accepted as of the date first above written.

TRUIST SECURITIES, INC.

By:	/s/ Geoffrey Fennel
Name: Geoffrey Fennel
Title: Director

As Manager

TRUIST BANK

By:	/s/ Michael Collins
Name: Michael Collins
Title: Managing Director

As Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

[Signature Page to Distribution Agency Agreement-Truist]

SCHEDULE A

FORM OF TERMS AGREEMENT

____________, 20__

Truist Securities, Inc.

3333 Peachtree Road NE

Atlanta, Georgia 30326

Dear Sirs:

Camden Property Trust, a Texas real estate investment trust (the “Company”), proposes, subject to the terms and conditions stated herein and in the Distribution Agency Agreement, dated May 22, 2023 (the “Distribution Agreement”), between the Company, Truist Securities, Inc. (the “Manager”) and the Forward Purchaser, to issue and sell to the Manager the securities specified in the Schedule hereto (the “Purchased Securities”) [, and solely for the purpose of covering over-allotments, to grant to the Manager the option to purchase the additional securities specified in the Schedule hereto (the “Additional Securities”)]. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Distribution Agreement.

[The Manager shall have the right to purchase from the Company all or a portion of the Additional Securities as may be necessary to cover over-allotments made in connection with the offering of the Purchased Securities, at the same purchase price per share to be paid by the Manager to the Company for the Purchased Securities; provided that the purchase price payable by the Manager for any Additional Securities shall be reduced by an amount per share equal to any dividends or distributions paid or declared by the Company on the Purchased Securities but not payable on such Additional Securities. This option may be exercised by the Manager at any time (but not more than once) on or before the 30th day following the date hereof, by written notice to the Company. Such notice shall set forth the aggregate number of shares of Additional Securities as to which the option is being exercised, and the date and time when the Additional Securities are to be delivered (such date and time being herein referred to as the “Option Settlement Date”); provided, however, that the Option Settlement Date shall not be earlier than the Settlement Date (as set forth in the Schedule hereto) nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. Payment of the purchase price for the Additional Securities shall be made at the Option Settlement Date in the same manner and at the same office as the payment for the Purchased Securities.]

Each of the provisions of the Distribution Agreement not specifically related to the solicitation by the Manager, as sales agent or forward seller, of offers to purchase securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations, warranties and agreements set forth therein shall be deemed to have been made as of the date of this Terms Agreement and the Settlement Date [and any Option Settlement Date], except that each representation and warranty in Section 2 of the Distribution Agreement which makes reference to the Prospectus (as defined therein) shall be deemed to be a representation and warranty as of the date of the Distribution Agreement in relation to the Prospectus, and also a representation and warranty as of the date of this Terms Agreement and the Settlement Date [and any Option Settlement Date] in relation to the Prospectus as amended and supplemented to relate to the Purchased Securities.

An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Purchased Securities [and the Additional Securities], in the form heretofore delivered to the Manager is now proposed to be filed with the Securities and Exchange Commission.

Subject to the terms and conditions set forth herein and in the Distribution Agreement, which are incorporated herein by reference, the Company agrees to issue and sell to the Manager and the latter agrees to purchase from the Company the Purchased Securities at the time and place and at the purchase price set forth in the Schedule hereto.

A-1

Notwithstanding any provision of this Terms Agreement or any terms agreement to the contrary, the Company consents to the Manager trading in the Common Shares for the Manager’s own account and for the account of its clients at the same time as sales of the Shares occur pursuant to this Terms Agreement.

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement, including those provisions of the Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between the Manager and the Company.

CAMDEN PROPERTY TRUST

By:
Name:
Title:

Accepted and agreed as of the date first above written:

TRUIST SECURITIES, INC.

By:
Name:
Title:

A-2

SCHEDULE B

1.	General Use Free Writing Prospectuses (included in the General Disclosure Package)

“General Use Issuer Free Writing Prospectus” includes each of the following documents:

None

2.	Other Information Included in the General Disclosure Package

The following information is also included in the General Disclosure Package:

None

B-1

SCHEDULE C

SIGNIFICANT SUBSIDIARIES OF CAMDEN PROPERTY TRUST

Camden Operating, L.P.

Camden USA, Inc.

Camden Development, Inc.

Camden Summit Partnership, L.P.

SCHEDULE D

FORM OF PLACEMENT INSTRUCTIONS

____________, 20__

Truist Securities, Inc.

3333 Peachtree Road NE

Atlanta, Georgia 30326

Truist Bank

3333 Peachtree Road NE

Atlanta, Georgia 30326

Dear ____________:

Notice is made pursuant to the Distribution Agency Agreement, dated as of May 22, 2023 (the “Agreement”), by and among Truist Securities, Inc. (the “Manager”), Truist Bank (the “Forward Purchaser”) and Camden Property Trust, a Texas real estate investment trust (the “Company”), relating to the issuance and/or sale of the Company’s common shares of beneficial interest, par value $.01 per share, having an aggregate offering price of up to $500,000,000 (the “Shares”). Unless otherwise defined below, capitalized terms defined in the Agreement shall have the same meanings when used herein.

The Company hereby confirms (i) that it is not, nor could it be deemed to be, in possession of non-public information material to the Company and the Subsidiaries taken as a whole, (ii) that all representations and warranties made by the Company in the Agreement are true and correct as of the date hereof, (iii) the maximum number of Shares to be sold below, together with the aggregate outstanding Common Shares and the maximum number of Common Shares reserved by the Company for issuance for other purposes, does not exceed the total number of Common Shares authorized by the Company’s Declaration of Trust, (iv) in accordance with the resolutions of the Company’s Board of Trust Managers adopted on April 21, 2023 (the “Resolutions”), the issuance and/or sale of Shares within the parameters set forth below has been approved and (v) the Resolutions have not been modified or rescinded and remain in full force and effect.

The Company hereby requests that the Manager use its commercially reasonable efforts to engage in the following transaction:

[Maximum number of [Primary][Forward Hedge] Shares to be sold] [Maximum aggregate gross sales price of Forward Shares to be sold]:	[*][$[*]]
[Last day on which Primary Shares may be Sold]
[Forward Hedge Completion Date Deadline]:	[*], 20[*]
[Minimum Price per Share:]	$[*]
Commission to Manager:	[*]%
[Trade Date:][1]	[*], 20[*]
[Spread:][2]	[*]%
[Initial Stock Loan Fee:][3]	[*]%

[1]	Include if Placement Notice is for Forward.
[2]	Include if Placement Notice is for Forward.
[3]	Include if Placement Notice is for Forward.

D-1

[Maximum Stock Loan Fee:][4]	[*]%
[Maturity Date:][5]	[*], 20[*]
[Forward Price Reduction Dates / Amounts:][6]	[*], 20[*] / $[*] [*], 20[*] / $[*]
[Other Derivations from form of Confirmation][7]	[*]

Very truly yours,

Camden Property Trust

By:

Name:
Title:

[4]	Include if Placement Notice is for Forward.
[5]	Include if Placement Notice is for Forward.
[6]	Include if Placement Notice is for Forward.
[7]	Include if Placement Notice is for Forward.

Accepted as of the date hereof:

Truist Securities, Inc.

By:
Name:
Title:

Truist Bank

By:
Name:
Title:

SCHEDULE E

Authorized officers of the Company:

Richard J. Campo

D. Keith Oden

Alexander J. Jessett

Laurie A. Baker

Joshua L. Lebar

Authorized persons of the Manager:

Keith Carpenter

Geoff Fennel

Michael Collins

michael.collins@truist.com

E-1

SCHEDULE F

The Manager shall have received letters, dated, respectively, the date hereof and the date of the Agreement, of Deloitte & Touche LLP, or other independent accountants reasonably satisfactory to the Manager and the Forward Purchaser, confirming that they are an independent registered public accounting firm within the meaning of the Securities Laws to the effect that:

(i) in their opinion the audited consolidated financial statements and financial statement schedules audited by them and included or incorporated by reference in the Registration Statements and the General Disclosure Package comply as to form in all material respects with the applicable accounting requirements of the Securities Laws;

(ii) they have read the minutes of the meetings of the shareholders, Board of Trust Managers and committees of the Board of Trust Managers of the Company;

(iii) they have performed the procedures specified by the Public Company Accounting Oversight Board for a review of interim financial information as described in PCAOB AU 722, Interim Financial Information, on the unaudited condensed consolidated financial statements of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement and the General Disclosure Package; and,

(iv) they have made inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its consolidated subsidiaries as to whether the unaudited condensed consolidated financial statements comply as to form in all material respects with the applicable accounting requirements of the Act and the related rules and regulations of the SEC; and on the basis thereof, nothing came to their attention which caused them to believe that:

(a) the unaudited condensed consolidated financial statements, included or incorporated by reference in the Registration Statements and the General Disclosure Package, do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related rules and regulations adopted by the SEC; and,

(b) any material modifications should be made to the unaudited condensed consolidated financial statements, included or incorporated by reference in the Registration Statements and the General Disclosure Package, for them to be in conformity with GAAP;

(v) With respect to any period as to which officials of the Company have advised that no consolidated financial statements as of any date or for any period subsequent to the specified date referred to in (iv)(a) above are available, they have made inquiries of certain officials of the Company who have responsibility for the financial and accounting matters of the Company and its consolidated subsidiaries as to whether, at a specified date not more than two business days prior to the date of such letter, there were any increases in notes payable of the Company and its consolidated subsidiaries, or any change in stockholders’ equity or the consolidated capital stock of the Company and its consolidated subsidiaries or any decreases in the shareholders’ equity of the Company and its consolidated subsidiaries, as compared with the amounts shown on the most recent balance sheet for such entities included or incorporated by reference in the Registration Statements; or for the period from the date of the most recent unaudited quarterly financial statements for such entities included or incorporated by reference in the Registration Statements to such specified date, there were any decreases, as compared with the corresponding period in the preceding year, in property revenues, or in the total or per share (basic and diluted) amounts of income from continuing operations attributable to common shareholders or in the total or per share (basic and diluted) amounts of net income attributable to common shareholders or net income of the Company and its consolidated subsidiaries and, on the basis of such inquiries and the review of the minutes described in paragraph (ii) above, nothing came to their attention which caused them to believe there was any such change, increase, or decrease, except for such changes, increases or decreases set forth in such letter which the General Disclosure Package discloses have occurred or may occur; and

F-1

(vi) they have compared dollar amounts (or percentages derived from such dollar amounts) and other financial and statistical information contained in the Registration Statement, each Issuer Free Writing Prospectus (other than any Issuer Free Writing Prospectus that is an “electronic road show,” as defined in Rule 433(h)) and the General Disclosure Package, as specified by the Manager (in each case to the extent that such dollar amounts, percentages and other financial and statistical information are derived from the general accounting records of the Company and the Subsidiaries or are derived directly from such records by analysis or computation), with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial and statistical information to be in agreement with such results.

All financial statements and schedules included in material incorporated by reference into the Registration Statement or the General Disclosure Package shall be deemed included in the Registration Statement or the General Disclosure Package for purposes of this Schedule.

F-2

SCHEDULE G

FORM OF OFFICERS’ CERTIFICATE

Pursuant to Sections 4(k) and 5(g) of the Distribution Agency Agreement dated May 22, 2023 (the “Agreement”) by and among Camden Property Trust, a Texas real estate investment trust (the “Company”), Truist Securities, Inc. and Truist Bank, [                ], solely in his capacity as [                ] of the Company, and [                ], solely in his capacity as [                ] of the Company, hereby certify on behalf of the Company as follows:

(a)    The representations and warranties of the Company contained in the Agreement are true and correct on and as of the Applicable Time as if made on and as of the Applicable Time, and the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under the Agreement at or prior to the Applicable Time.

(b)    The Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceeding for that purpose has been instituted or is pending or, to the knowledge of the Company, has been threatened by the Commission, and any request on the part of the Commission for additional information with respect to the Registration Statement or any documents incorporated by reference therein has been complied with to the reasonable satisfaction of counsel for the Manager and the Forward Purchaser. A prospectus containing the 430B Information has been filed with the Commission in the manner and within the time period required by Rule 424(b) without reliance on Rule 424(b)(8) (or a post-effective amendment providing such information shall have been filed and become effective in accordance with the requirements of Rule 430(B)) and any required filing of each Issuer Free Writing Prospectus pursuant to Rule 433 has been made in the manner and within the time period required by Rule 433(d).

(c)    Since the respective dates as of which information is given in the General Disclosure Package and the Prospectus, there has not occurred any material adverse change, or any development involving a prospective material adverse change (excluding any development resulting from any event, circumstance, development, change or effect (i) in general economic or business conditions, (ii) in financial or securities markets generally or (iii) generally affecting the business or industry in which the Company operates), in or affecting the general affairs, business, prospects (excluding any development resulting from any event, circumstance, development, change or effect (i) in general economic or business conditions, (ii) in financial or securities markets generally or (iii) generally affecting the business or industry in which the Company operates), management, properties, financial position, shareholders’ equity or results of operations of the Company and the Subsidiaries taken as a whole, otherwise than as set forth or contemplated in the General Disclosure Package and the Prospectus.

Capitalized terms used and not defined herein have the respective meanings given them in the Agreement. Dentons US LLP is entitled to rely on this certificate in connection with the opinions such firm is rendering pursuant to the Agreement.

G-1

IN WITNESS WHEREOF, the undersigned have signed their names as of the ___ day of ___, 20__.

CAMDEN PROPERTY TRUST

By:
Name:
Title:

By:
Name:
Title:

G-2

SCHEDULE H

FORM OF FORWARD CONFIRMATION

Date:	[•], 20[•]

To:	Camden Property Trust

11 Greenway Plaza, Suite 2400

Houston, Texas 77046

From:	[DEALER NAME AND NOTICE INFORMATION]

Re:	Registered Forward Transaction

Ladies and Gentlemen:

The purpose of this letter agreement (this “Confirmation”) is to confirm the terms and conditions of the transaction entered into between us on the Trade Date specified below (the “Transaction”). This Confirmation constitutes a “Confirmation” as referred to in the ISDA Master Agreement specified below.

1.

The definitions and provisions contained in the 2002 ISDA Equity Derivatives Definitions (the “2002 Definitions”) and the 2006 ISDA Definitions (the “2006 Definitions” and, together with the 2002 Definitions, the “Definitions”), each as published by the International Swaps and Derivatives Association, Inc. (“ISDA”), are incorporated into this Confirmation.

Each party further agrees that this Confirmation, the pricing supplement in substantially the form of Annex B hereto and delivered hereunder (the “Pricing Supplement”) and the Agreement (as defined below) together evidence a complete binding agreement between Party A and Party B as to the subject matter and terms of the Transaction to which this Confirmation relates, and shall supersede all prior or contemporaneous written or oral communications with respect thereto. This Confirmation, together with any other Confirmations for registered forward transactions entered into between Party A and Party B in connection with the Sales Agreement (as defined below) (each, an “Additional Confirmation”) shall supplement, form a part of, and be subject to an agreement in the form of the 2002 ISDA Master Agreement (the “Agreement”) as if Party A and Party B had executed an agreement in such form on the Trade Date. In the event of any inconsistency between the Agreement, this Confirmation, the Pricing Supplement, the 2006 Definitions and the 2002 Definitions, the following will prevail for purposes of the Transaction in the order of precedence indicated: (i) the Pricing Supplement, (ii) this Confirmation, (iii) the 2002 Definitions, (iv) the 2006 Definitions and (v) the Agreement. The parties hereby agree that no Transaction other than the Transaction to which this Confirmation relates and the Transactions to which the Additional Confirmations, if any, relate (each, an “Additional Transaction”) shall be governed by the Agreement. For purposes of the 2002 Definitions, the Transaction is a Share Forward Transaction.

Party A and Party B each represent to the other that it has entered into the Transaction in reliance upon such tax, accounting, regulatory, legal, and financial advice as it deems necessary and not upon any view expressed by the other.

2.	The terms of the particular Transaction to which this Confirmation relates are as follows:

General Terms:

Party A:	[DEALER NAME]

Party B:	Camden Property Trust

Trade Date:	[•], 20[•]

Effective Date:	The first day occurring on or after the Trade Date on which Shares that are sold through [AGENT NAME], acting as forward seller for Party A (in such capacity, the “Agent”) pursuant to the Sales Agreement, dated May 22, 2023, as may be amended from time to time, among Party A, Party B and the Agent (the “Sales Agreement”), settle.

Base Amount:	The aggregate number of Shares sold through the Agent during the period from and including the Trade Date through and including the Hedge Completion Date; provided, however, that on each Settlement Date, the Base Amount shall be reduced by the number of Settlement Shares for such Settlement Date.

Maturity Date:	The earlier of: (i) [DATE][8] (or, if such date is not a Scheduled Trading Day, the next following Scheduled Trading Day) and (ii) the date on which the Base Amount is reduced to zero.

Hedge Completion Date:	The earliest of: (i) the date specified in writing as the Hedge Completion Date by Party B, (ii) any Settlement Date and (iii) the 20th Scheduled Trading Day following, but not including, the Trade Date. No later than 8:00 a.m., New York time, on the first Exchange Business Day after the Hedge Completion Date, Party A will furnish Party B with the Pricing Supplement specifying the Hedge Completion Date, the Base Amount as of the Hedge Completion Date (the “Initial Base Amount”) and the Initial Forward Price, all determined in accordance with the terms hereof. Promptly upon the written request of Party B, Party A shall provide to Party B written support for the calculation of the Initial Forward Price.

Forward Price:	On the Hedge Completion Date, the Initial Forward Price, and on any other day, the Forward Price as of the immediately preceding calendar day multiplied by the sum of (i) 1 and (ii) the Daily Rate for such day; provided that on each Forward Price Reduction Date, the Forward Price in effect on such date shall be the Forward Price otherwise in effect on such date, minus the Forward Price Reduction Amount for such Forward Price Reduction Date.

Initial Forward Price:	[•]%[9] of the volume weighted average price at which the Shares are sold through the Agent in a commercially reasonable manner that reflects prevailing market prices pursuant to the Sales Agreement during the period from and including the Trade Date through and including the Hedge Completion Date, adjusted by the Calculation Agent in a commercially reasonable manner to (x) reflect on each day during such period the sum of 1 and the Daily Rate for such day multiplied by the then-Initial Forward Price as of such day and (y) reduce the then-Initial Forward Price by the relevant Forward Price Reduction Amount on each Forward Price Reduction Date occurring on or before the Hedge Completion Date.

[8]	Insert Maturity Date specified by Party B in instruction under the Sales Agreement.
[9]	Insert percentage equal to 100 minus the agreed upon commission (which shall not exceed, but may be lower than,1.5%), as specified by Party B in instruction under the Sales Agreement.

For the avoidance of doubt, each such sale by the Agent in accordance with the Sales Agreement shall be deemed to be made in a commercially reasonable manner that reflects the then prevailing market price.

Daily Rate:	For any day, a rate equal to (i)(A) the Overnight Bank Funding Rate for such day, minus (B) the Spread, divided by (ii) 360.

Overnight Bank Funding Rate:	For any day, the rate set forth for such day opposite the caption “Overnight Bank Funding Rate”, as such rate is displayed on the page “OBFR01 <Index> <GO>” on the BLOOMBERG Professional Service, or any successor page; provided that, if no rate appears on any day on such page, the rate for the immediately preceding day for which a rate does so appear shall be used for such day.

Spread:	[•][10] basis points.

Prepayment:	Not Applicable.

Variable Obligation:	Not Applicable.

Forward Price Reduction Date:	Each date (other than the Trade Date) set forth on Schedule I under the heading “Forward Price Reduction Date.”

Forward Price Reduction

Amount:	For each Forward Price Reduction Date, the Forward Price Reduction Amount set forth opposite such date on Schedule I.

Shares:	Common shares of beneficial interest, USD 0.01 par value per share, of Party B (also referred to herein as the “Issuer”) (Exchange identifier: “CPT”).

Exchange:	New York Stock Exchange.

Related Exchange(s):	All Exchanges.

Clearance System:	DTC.

Calculation Agent:	Party A. In the event the Calculation Agent or the Determining Party makes any calculations, adjustments or determinations pursuant to this Confirmation, the Agreement or the 2002 Definitions, the Calculation Agent or the Determining Party, as the case may be, upon the written request of Party B, shall promptly provide an explanation in reasonable detail of the basis for any such calculation, adjustment or determination to Party B (including any quotations, market data or information from external sources used in making such calculation, adjustment or determination, as the case may be, but without disclosing its proprietary models or other information that is

[10]	Insert Spread specified by Party B in instruction under the Sales Agreement.

subject to contractual, legal or regulatory obligations to not disclose such information); provided that following the occurrence and during the continuation of an Event of Default under Section 5(a)(vii) of the Agreement with respect to which Party A is the Defaulting Party, Party B shall have the right to designate a nationally recognized third-party dealer in over-the-counter corporate equity derivatives to act, during the period commencing on the date such Event of Default occurred and ending on the Early Termination Date with respect to such Event of Default, as the Calculation Agent. Whenever the Calculation Agent or the Determining Party is required or permitted to act or to exercise judgment in any way with respect to any Transaction hereunder, including, without limitation, with respect to calculations, adjustments and determinations that are made in its sole discretion or otherwise, the Calculation Agent or the Determining Party, as applicable, shall do so in good faith and in a commercially reasonable manner.

Settlement Terms:

Settlement Date:	Any Scheduled Trading Day following the Effective Date and up to and including the Maturity Date, as designated by (a) Party A pursuant to “Termination Settlement” below or (b) Party B in a written notice (a “Settlement Notice”) that satisfies the Settlement Notice Requirements and is delivered to Party A at least (i) two Scheduled Trading Days prior to such Settlement Date, which may be the Maturity Date, if Physical Settlement applies, and (ii) 30 Scheduled Trading Days prior to such Settlement Date, which may be the Maturity Date, if Cash Settlement or Net Share Settlement applies; provided that (x) the Maturity Date shall be a Settlement Date if on such date the Base Amount is greater than zero and (y) if Cash Settlement or Net Share Settlement applies and Party A shall have fully unwound its hedge during an Unwind Period by a date that is more than two Scheduled Trading Days prior to a Settlement Date specified above, Party A may, by written notice to Party B, specify any Scheduled Trading Day prior to such originally specified Settlement Date as the Settlement Date.

Settlement Shares:	With respect to any Settlement Date, a number of Shares, not to exceed the Base Amount, designated as such by Party B in the related Settlement Notice or by Party A pursuant to “Termination Settlement” below; provided that on the Maturity Date the number of Settlement Shares shall be equal to the Base Amount on such date.

Settlement:	Physical Settlement, Cash Settlement or Net Share Settlement, at the election of Party B as set forth in a Settlement Notice delivered on or after the Effective Date (if applicable) that satisfies the Settlement Notice Requirements; provided that Physical Settlement shall apply (i) if no Settlement Method is validly selected, (ii) with respect to any Settlement Shares in respect of which Party A is unable to unwind its hedge by the end of the Unwind Period (a) in a manner that, in the good faith and reasonable judgment of Party A, based on the advice of counsel, is consistent with the requirements for qualifying for the safe harbor provided by Rule 10b-18 under the Exchange Act (as if such requirements were applicable to purchases by Party A in connection with its unwind activity hereunder and under any Additional Transaction) or (b) in the good faith and commercially reasonable judgment of Party A due to the occurrence of Disrupted Days or to the lack of sufficient liquidity in the Shares on any Exchange Business Day during the Unwind Period relative to the liquidity on the Effective Date, (iii) to any Termination Settlement Date (as defined below under “Termination Settlement”) or (iv) if the Maturity Date is a Settlement Date other than as the result of a valid Settlement Notice in respect of such Settlement Date.

Settlement Notice

Requirements:	Notwithstanding any other provision hereof, a Settlement Notice delivered by Party B that specifies Cash Settlement or Net Share Settlement will neither be effective to establish a Settlement Date nor require Cash Settlement or Net Share Settlement unless Party B delivers to Party A with such Settlement Notice representations signed by Party B (i) substantially in the form set forth in clause (a) under the heading “Representations, Warranties and Agreements of Party B” and (ii) that such settlement method election, and settlement in accordance therewith, does not and will not violate or conflict with any law, regulation or supervisory guidance applicable to Party B, or any order or judgment of any court or other agency of government applicable to it or any of its assets, and any governmental consents that are required to have been obtained by Party B with respect to such election or settlement have been obtained and are in full force and effect and all conditions of any such consents have been complied with.

Unwind Period:	Each Exchange Business Day that is not a Disrupted Day in full during the period from and including the first Exchange Business Day following the date Party B validly elects Cash Settlement or Net Share Settlement in respect of a Settlement Date through the second Scheduled Trading Day preceding such Settlement Date (or the immediately preceding Exchange Business Day if such Scheduled Trading Day is not an Exchange Business Day); subject to “Termination Settlement” below.

Market Disruption Event:	Section 6.3(a) of the 2002 Definitions is hereby amended by replacing the first sentence in its entirety with the following: “‘Market Disruption Event’ means in respect of a Share or an Index, the occurrence or existence of (i) a Trading Disruption, (ii) an Exchange Disruption, (iii) an Early Closure or (iv) a Regulatory Disruption, in each case, that the Calculation Agent determines in its good faith and commercially reasonable judgment is material.”

Early Closure:	Section 6.3(d) of the 2002 Definitions is hereby amended by deleting the remainder of the provision following the term “Scheduled Closing Time” in the fourth line thereof.

Regulatory Disruption:	Any event that Party A, in its reasonable discretion, based on the advice of counsel, determines it appropriate with regard to any legal, regulatory or self-regulatory requirements or related policies and procedures (that generally apply to transactions of a nature and kind similar to the Transaction and have been adopted in good faith by Party A) for Party A to refrain from or decrease any market activity in connection with the Transaction. Subject to applicable legal requirements and Party A’s internal policies and guidelines, Party A shall promptly notify Party B upon the occurrence of a Regulatory Disruption and shall subsequently promptly notify Party B on the day Party A believes that the circumstances giving rise to such Regulatory Disruption have changed. Party A shall make its determination of a Regulatory Disruption in a manner consistent with the determinations made with respect to other issuers under similar facts and circumstances.

Exchange Act:	The Securities Exchange Act of 1934, as amended from time to time.

Securities Act:	The Securities Act of 1933, as amended from time to time.

Physical Settlement:	On any Settlement Date in respect of which Physical Settlement applies, Party B shall deliver to Party A through the Clearance System the Settlement Shares for such Settlement Date, and Party A shall deliver to Party B, by wire transfer of immediately available funds to an account designated by Party B, an amount in cash equal to the Physical Settlement Amount for such Settlement Date, on a delivery versus payment basis. If, on any Settlement Date, the Shares to be delivered by Party B to Party A hereunder are not so delivered (the “Deferred Shares”), and a Forward Price Reduction Date occurs during the period from, and including, such Settlement Date to, but excluding, the date such Shares are actually delivered to Party A, then the portion of the Physical Settlement Amount payable by Party A to Party B in respect of the Deferred Shares shall be reduced by an amount equal to the Forward Price Reduction Amount for such Forward Price Reduction Date, multiplied by the number of Deferred Shares.

Physical Settlement Amount:	For any Settlement Date in respect of which Physical Settlement applies, an amount in cash equal to the product of (i) the Forward Price on such Settlement Date and (ii) the number of Settlement Shares for such Settlement Date.

Cash Settlement:	On any Settlement Date in respect of which Cash Settlement applies, if the Cash Settlement Amount for such Settlement Date is a positive number, Party A will pay such Cash Settlement Amount to Party B. If the Cash Settlement Amount is a negative number, Party B will pay the absolute value of such Cash Settlement Amount to Party A. Such amounts shall be paid on the Settlement Date by wire transfer of immediately available funds.

Cash Settlement Amount:	For any Settlement Date in respect of which Cash Settlement or Net Share Settlement applies, an amount determined by the Calculation Agent equal to:

(a)   (i)(A) the weighted average (weighted on the same basis as clause (B)) of the Forward Prices on each day during the applicable Unwind Period (calculated assuming no reduction to the Forward Price for any Forward Price Reduction Date that occurs during such Unwind Period, which is accounted for in clause (b) below), minus an amount which shall not exceed, but may be lower than, USD 0.015, minus (B) the weighted average price (the “Unwind Purchase Price”) at which Party A purchases Shares in a commercially reasonable manner at prevailing purchase prices during the Unwind Period to unwind its commercially reasonable hedge with respect to the portion of the Base Amount to be settled during the Unwind Period (including, for the avoidance of doubt, purchases on any Disrupted Day in part), taking into account Shares anticipated to be delivered or received if Net Share Settlement applies, and the restrictions of Rule 10b-18 under the Exchange Act agreed to hereunder, multiplied by (ii) the Settlement Shares for the relevant Settlement Date; minus

(b)   the product of (i) the Forward Price Reduction Amount for any Forward Price Reduction Date that occurs during such Unwind Period, and (ii) the number of Settlement Shares with respect to which Party A has not unwound its commercially reasonable hedge for the Transaction in a commercially reasonable manner, as of such Forward Price Reduction Date.

Net Share Settlement:	On any Settlement Date in respect of which Net Share Settlement applies, if the Cash Settlement Amount is a (i) positive number, Party A shall deliver a number of Shares to Party B equal to the Net Share Settlement Shares, or (ii) negative number, Party B shall deliver a number of Shares to Party A equal to the Net Share Settlement Shares; provided that, if Party A determines in its good faith and commercially reasonable judgment that it would be required to deliver Net Share Settlement Shares to Party B, Party A may elect to deliver a portion of such Net Share Settlement Shares on one or more dates prior to the applicable Settlement Date.

Net Share Settlement Shares:	With respect to a Settlement Date, the absolute value of the Cash Settlement Amount divided by the Unwind Purchase Price, with the number of Shares rounded up in the event such calculation results in a fractional number.

Settlement Currency:	USD.

Failure to Deliver:	Applicable if Party A is required to deliver Shares hereunder; otherwise, Inapplicable.

Adjustments:

Method of Adjustment:	Calculation Agent Adjustment. Section 11.2(e) of the 2002 Definitions is hereby amended by deleting clauses (iii) and (v) thereof. For the avoidance of doubt, the declaration or payment of a cash dividend will not constitute a Potential Adjustment Event.

Additional Adjustment:	If, in Party A’s commercially reasonable judgment, the stock loan fee to Party A (or an affiliate thereof), excluding the federal funds or other interest rate component payable by the relevant stock lender to Party A or such affiliate (the “Stock Loan Fee”), over any one-month period, of borrowing a number of Shares equal to the Base Amount to hedge its exposure to the Transaction in a commercially reasonable manner exceeds a weighted average rate equal to [•][11] basis points per annum, the Calculation Agent shall reduce the Forward Price to compensate Party A for the amount by which the Stock Loan Fee exceeded a weighted average rate equal to [•][12] basis points per annum during such period. The Calculation Agent shall notify Party B prior to making any such adjustment to the Forward Price and, upon the request of Party B, Party A shall provide an itemized list of the Stock Loan Fees for the applicable one-month period.

Account Details:

Payments to Party A:	To be advised under separate cover or telephone confirmed prior to each Settlement Date.

Payments to Party B:	To be advised under separate cover or telephone confirmed prior to each Settlement Date.

Delivery of Shares to Party A:	To be advised.

Delivery of Shares to Party B:	To be advised.

3.	Other Provisions:

Conditions to Effectiveness:

The Transaction shall be effective if and only if Shares are sold by the Agent on or after the Trade Date and on or before the Hedge Completion Date pursuant to the Sales Agreement. If the Sales Agreement is terminated prior to any such sale of Shares thereunder, the parties shall have no further obligations in connection with the Transaction, other than in respect of breaches of representations or covenants on or prior to such date. For the avoidance of doubt, if the Sales Agreement is terminated prior to the Hedge Completion Date, this Confirmation shall remain in effect with respect to any Shares that had been sold by the Agent on or after the Trade Date and prior to such termination.

[11]	Insert initial Stock Loan Fee specified by Party B in instruction under the Sales Agreement.
[12]	Insert initial Stock Loan Fee specified by Party B in instruction under the Sales Agreement.

Interpretive Letter:

Party B agrees and acknowledges that the Transaction is being entered into in accordance with the October 9, 2003 interpretive letter from the staff of the Securities and Exchange Commission to Goldman, Sachs & Co. Party B represents that it is eligible to conduct a primary offering of Shares on Form S-3 and that the offering contemplated by the Sales Agreement complies with Rule 415 under the Securities Act.

Representations, Warranties and Agreements of Party B: Party B hereby represents and warrants to, and agrees with, Party A as of the date hereof that:

(a)

Party B represents to Party A on the Trade Date and on any date that Party B notifies Party A that Cash Settlement or Net Share Settlement applies to the Transaction, that (A) Party B is not aware of any material nonpublic information regarding Party B or the Shares, (B) each of its filings under the Securities Act, the Exchange Act or other applicable securities laws that were required to be filed have been filed in the prior 12 months and that, as of the date of this representation, when considered as a whole (with the more recent such filings deemed to amend inconsistent statements contained in any earlier such filings), there is no misstatement of material fact contained therein or omission of a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading and (C) Party B is neither entering into this Confirmation nor making any election hereunder to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for Shares) or otherwise in violation of the Exchange Act.

(b)

Any Shares, when issued and delivered in accordance with the terms of the Transaction, will be duly authorized and validly issued, fully paid and nonassessable, and the issuance thereof will not be subject to any preemptive or similar rights.

(c)

Party B has reserved and will keep available at all times, free from preemptive rights, out of its authorized but unissued Shares, solely for the purpose of issuance upon settlement of the Transaction as herein provided, the maximum number of Shares as shall be issuable at such time upon settlement of the Transaction as set forth below under the heading “Maximum Share Delivery”. All Shares so issuable shall, upon such issuance, be accepted for listing or quotation on the Exchange.

(d)

Party B agrees to provide Party A at least ten Scheduled Trading Days’ written notice (an “Issuer Repurchase Notice”) prior to executing any repurchase of Shares by Party B or any of its subsidiaries (or entering into any contract that would require, or give the option to, Party B or any of its subsidiaries, to purchase or repurchase Shares), whether out of profits or capital or whether the consideration for such repurchase is cash, securities or otherwise (an “Issuer Repurchase”), that alone or in the aggregate would result in the Base Amount Percentage (as defined below) being (i) equal to or greater than [7.5%][13] of the outstanding Shares or (ii) greater by 0.5% or more than the Base Amount Percentage at the time of the immediately preceding Issuer Repurchase Notice (or in the case of the first such Issuer Repurchase Notice, greater by 0.5% or more than the Base Amount Percentage as of the later of the date hereof or the immediately preceding Settlement Date, if any). The “Base Amount Percentage” as of any day is the fraction (1) the numerator of which is the aggregate of the Base Amount and each “Base Amount” (as defined in the applicable Additional Confirmation and any additional Share Forward Transaction or other equity derivative transaction under any outstanding Additional Transactions) and (2) the denominator of which is the number of Shares outstanding on such day.

[13]	Subject to adjustment for non-US dealers.

(e)

No filing with, or approval, authorization, consent, license registration, qualification, order or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the execution, delivery and performance by Party B of this Confirmation and the consummation of the Transaction (including, without limitation, the issuance and delivery of Shares on any Settlement Date) except (i) such as have been obtained under the Securities Act, and (ii) as may be required to be obtained under state securities laws.

(f)	Party B agrees not to make any Issuer Repurchase if, immediately following such Issuer Repurchase, the Base Amount Percentage would be equal to or greater than [8.0%.][14]

(g)	Party B is not insolvent, nor will Party B be rendered insolvent as a result of the Transaction.

(h)

Neither Party B nor any of its affiliated purchasers (within the meaning of Rule 10b-18 under the Exchange Act) shall take or refrain from taking any action (including, without limitation, any direct purchases by Party B or any of its affiliated purchasers or any purchases by a party to a derivative transaction with Party B or any of its affiliated purchasers), either under this Confirmation, under an agreement with another party or otherwise, that could reasonably in Party B’s judgment be expected to cause any purchases of Shares by Party A or any of its affiliates in connection with any Cash Settlement or Net Share Settlement of the Transaction not to meet the requirements of the safe harbor provided by Rule 10b-18 under the Exchange Act if such purchases were made by Party B.

(i)

Party B will not engage in any “distribution” (as defined in Regulation M under the Exchange Act (“Regulation M”)) that would cause a “restricted period” (as defined in Regulation M) to occur during any Unwind Period.

(j)

Party B (i) is capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, (ii) will exercise independent judgment in evaluating the recommendations of any broker-dealer or its associated persons, unless it has otherwise notified the broker-dealer in writing, and (iii) has total assets of at least USD 50 million as of the date hereof.

(k)	Party B acknowledges and agrees that:

(i)

during the term of the Transaction, Party A and its affiliates may buy or sell Shares or other securities or buy or sell options or futures contracts or enter into swaps or other derivative securities to establish, adjust or unwind its hedge position with respect to the Transaction;

(ii)	Party A and its affiliates may also be active in the market for the Shares and Share-linked transactions other than in connection with hedging activities in relation to the Transaction;

(iii)

Party A shall make its own determination as to whether, when or in what manner any hedging or market activities in Party B’s securities shall be conducted and shall do so in a manner that it deems appropriate to hedge its price and market risk with respect to the Transaction;

(iv)	any market activities of Party A and its affiliates with respect to the Shares may affect the market price and volatility of the Shares, each in a manner that may be adverse to Party B; and

(v)

the Transaction is a derivatives transaction in which it has granted Party A the right, under certain circumstances, to receive cash or Shares, as the case may be; Party A may purchase Shares for its own account at an average price that may be greater than, or less than, the effective price paid by Party B under the terms of the Transaction.

[14]	Subject to adjustment for non-US dealers.

(l)	The assets of Party B do not constitute “plan assets” under the Employee Retirement Income Security Act of 1974, as amended, the Department of Labor Regulations promulgated thereunder or similar law.

(m)

Party B shall, at least one day prior to the first day of any Unwind Period, notify Party A of the total number of Shares purchased in Rule 10b-18 purchases of blocks pursuant to the once-a-week block exception contained in Rule 10b-18(b)(4) by or for Party B or any of its affiliated purchasers during each of the four calendar weeks preceding the first day of the Unwind Period and during the calendar week in which the first day of the Unwind Period occurs (“Rule 10b-18 purchase”, “blocks” and “affiliated purchaser” each being used as defined in Rule 10b-18).

(n)

During any Unwind Period, Party B shall (i) notify Party A prior to the opening of trading in the Shares on any day on which Party B makes, or expects to be made, any public announcement (as defined in Rule 165(f) under the Securities Act) of any merger, acquisition, or similar transaction involving a recapitalization relating to Party B (other than any such transaction in which the consideration consists solely of cash and there is no valuation period), (ii) promptly notify Party A following any such announcement that such announcement has been made, and (iii) promptly deliver to Party A following the making of any such announcement information indicating (A) Party B’s average daily Rule 10b-18 purchases (as defined in Rule 10b-18) during the three full calendar months preceding the date of the announcement of such transaction and (B) Party B’s block purchases (as defined in Rule 10b-18) effected pursuant to paragraph (b)(4) of Rule 10b-18 during the three full calendar months preceding the date of the announcement of such transaction. In addition, Party B shall promptly notify Party A of the earlier to occur of the completion of such transaction and the completion of the vote by target shareholders.

(o)

Party B is not, and after giving effect to the transactions contemplated hereby will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(p)

Without limiting the generality of Section 13.1 of the 2002 Definitions, Party B acknowledges that Party A is not making any representations or warranties or taking any position or expressing any view with respect to the treatment of the Transaction under any accounting standards including ASC Topic 260, Earnings Per Share, ASC Topic 815, Derivatives and Hedging, or ASC Topic 480, Distinguishing Liabilities from Equity and ASC 815-40, Derivatives and Hedging – Contracts in Entity’s Own Equity (or any successor issue statements) or under FASB’s Liabilities & Equity Project.

(q)

Party B understands that no obligations of Party A to it hereunder will be entitled to the benefit of deposit insurance and that such obligations will not be guaranteed by any affiliate of Party A or any governmental agency.

(r)

Party B is not aware of any federal, state or local (including non-U.S. jurisdictions) law, rule, regulation or regulatory order applicable to the Shares would give rise to any reporting, consent, registration or other requirement (including without limitation a requirement to obtain prior approval from any person or entity) as a result of Party A or its affiliates owning or holding (however defined) Shares as part of its hedging activities in connection with the Transaction, other than Sections 13 and 16 of the Exchange Act.

(s)

Upon obtaining knowledge of the occurrence of any event that would constitute an Event of Default, a Potential Adjustment Event or a Potential Event of Default, Party B will so notify Party A in writing within one Scheduled Trading Day; provided, however, that should Party B be in possession of material non-public information regarding Party B or the Shares, Party B shall so notify Party A of any such event described above without communicating such information to Party A.

(t)

Party B (i) has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of entering into the Transaction, (ii) has consulted with its own legal, financial, accounting and tax advisors in connection with the Transaction and (iii) is entering into the Transaction for a bona fide business purpose.

(u)

Party B is not and has not been the subject of any civil proceeding of a judicial or administrative body of competent jurisdiction that could reasonably be expected to impair materially Party B’s ability to perform its obligations hereunder.

(v)

Ownership positions of Party B’s common shares held by Party A or any of its affiliates solely in its capacity as a nominee or fiduciary do not constitute “beneficial ownership” by Party A for the purposes of Article XIX of the Amended and Restated Declaration of Trust of Party B, as may be amended and supplemented from time to time (the “Declaration of Trust”).

Covenants of Party B:

Subject to the circumstances described under “Private Placement Procedures”, the parties acknowledge and agree that any Shares delivered by Party B to Party A on any Settlement Date will be newly issued Shares and when delivered by Party A (or an affiliate of Party A) to securities lenders from whom Party A (or an affiliate of Party A) borrowed Shares in connection with hedging its exposure to the Transaction will be freely saleable without further registration or other restrictions under the Securities Act, in the hands of those securities lenders, irrespective of whether such stock loan is effected by Party A or an affiliate of Party A. Accordingly, Party B agrees that the Shares that it delivers to Party A on each Settlement Date will not bear a restrictive legend and that such Shares will be deposited in, and the delivery thereof shall be effected through the facilities of, the Clearance System.

Covenants of Party A:

(a)

Unless the provisions set forth below under “Private Placement Procedures” shall be applicable, Party A shall use any Shares delivered by Party B to Party A on any Settlement Date to return to securities lenders to close out open Share loans created by Party A or an affiliate of Party A in the course of Party A’s or such affiliate’s hedging activities related to Party A’s exposure under this Confirmation.

(b)

In connection with bids and purchases of Shares in connection with any Cash Settlement or Net Share Settlement of the Transaction, Party A shall use good faith efforts to conduct its activities, or cause its affiliates to conduct their activities, in a manner consistent with the requirements of the safe harbor provided by Rule 10b-18 under the Exchange Act, as if such provisions were applicable to such purchases aggregated with any analogous purchases occurring on the same day under any Additional Transaction.

(c)

Party A hereby represents and covenants to Party B that it has implemented policies and procedures, taking into consideration the nature of its business, reasonably designed to ensure that individuals conducting hedging activity related to any Transaction do not have access to material non-public information regarding Issuer or the Shares.

(d)

Within one Exchange Business Day of purchasing any Shares in connection with any Cash Settlement or Net Share Settlement of the Transaction pursuant to the once-a-week block exception set forth in paragraph (b)(4) of Rule 10b-18, Party A shall notify Party B of the total number of Shares so purchased.

Insolvency Filing:

Notwithstanding anything to the contrary herein, in the Agreement or the Definitions, upon any Insolvency Filing in respect of the Issuer, the Transaction shall automatically terminate on the date thereof without further liability of either party to this Confirmation to the other party (except for any liability in respect of any breach of representation or covenant by a party under this Confirmation prior to the date of such Insolvency Filing).

Acceleration Events:

The following events shall each constitute an “Acceleration Event”:

(a)

Stock Borrow Events. In the commercially reasonable judgment of Party A (i) Party A (or its affiliate) is unable to hedge Party A’s exposure to the Transaction because of the lack of sufficient Shares being made available for Share borrowing by lenders, or (ii) Party A (or its affiliate) would incur a Stock Loan Fee to borrow a number of Shares equal to the Base Amount of more than a rate of [•][15] basis points per annum (each, a “Stock Borrow Event”);

(b)

Dividends and Other Distributions. On any day occurring after the Trade Date Party B declares a distribution, issue or dividend to existing holders of the Shares of (i) any cash dividend (other than an Extraordinary Dividend) to the extent all cash dividends having an ex-dividend date during the period from and including any Forward Price Reduction Date (with the Trade Date being a Forward Price Reduction Date for purposes of this clause (b) only) to but excluding the next subsequent Forward Price Reduction Date exceeds, on a per Share basis, the Forward Price Reduction Amount set forth opposite the first date of any such period on Schedule I (such cash dividend, an “Excess Dividend”), (ii) share capital or securities of another issuer acquired or owned (directly or indirectly) by Party B as a result of a spin-off or other similar transaction, (iii) any other type of securities (other than Shares), rights or warrants or other assets, for payment (cash or other consideration) at less than the prevailing market price as determined by Party A in a commercially reasonable manner or (iv) any Extraordinary Dividend; for the avoidance of doubt, any amount calculated pursuant to this clause (b) as a result of an Excess Dividend or an Extraordinary Dividend shall not be adjusted by the value associated with such Excess Dividend or such Extraordinary Dividend; “Extraordinary Dividend” means the per Share amount of any cash dividend or distribution declared by Party B with respect to the Shares that is specified by the board of trust managers of the Issuer as an “extraordinary” dividend;

(c)

ISDA Early Termination Date. Either Party A or Party B has the right to designate an Early Termination Date pursuant to Section 6 of the Agreement, in which case, except as otherwise specified herein and except as a result of an Event of Default under Section 5(a)(i) of the Agreement, the provisions of “Termination Settlement” below shall apply in lieu of the consequences specified in Section 6 of the Agreement;

(d)

Other ISDA Events. The announcement of any event that, if consummated, would result in an Extraordinary Event or the occurrence of any Change in Law or a Delisting; provided that in case of a Delisting, in addition to the provisions of Section 12.6(a)(iii) of the 2002 Definitions, it will also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (or their respective successors); and provided further that the definition of “Change in Law” provided in Section 12.9(a)(ii) of the 2002 Definitions is hereby amended by (i) replacing the phrase “the interpretation” in the third line thereof with the phrase “, or public announcement of, the formal or informal interpretation”, (ii) replacing the parenthetical beginning after the word “regulation” in the second line thereof the words “(including, for the avoidance of doubt and without limitation, (x) any tax law or (y) adoption, effectiveness or promulgation of new regulations authorized or mandated by existing statute)” and (iii) immediately following the word “Transaction” in clause (X) thereof, adding the phrase “in the manner contemplated by Party A on the Trade Date”; or

(e)	Ownership Event. In the reasonable judgment of Party A, on any day, the Share Amount for such day exceeds the Applicable Share Limit for such day (if any applies).

[15]	Insert maximum Stock Loan Fee specified by Party B in instruction under the Sales Agreement.

For purposes of clause (e) above, the “Share Amount” as of any day is the number of Shares that Party A and any person whose ownership position would be aggregated with that of Party A including any “group” (within the meaning of Section 13 of the Exchange Act) of which Party A is or may be deemed to be a part (Party A or any such person or group, a “Party A Person”) under any law, rule, regulation, regulatory order or organizational documents or contracts of Party B (including without limitation Article XIX of the Declaration of Trust) that are, in each case, applicable to ownership of Shares (“Applicable Restrictions”), owns, beneficially owns, constructively owns, controls, holds the power to vote or otherwise meets a relevant definition of ownership under any Applicable Restriction, as determined by Party A in its good faith and commercially reasonable discretion. The “Applicable Share Limit” means a number of Shares equal to (A) the minimum number of Shares that could give rise to reporting or registration obligations or registration requirements (other than pursuant to the Exchange Act) or other requirements (including obtaining prior approval from any person or entity) of a Party A Person, or could reasonably be expected to result in an adverse effect on a Party A Person, under any Applicable Restriction, as determined by Party A in its good faith and commercially reasonable discretion (it being understood that reporting obligations under Section 13 or Section 16 of the Exchange Act and the rules and regulations thereunder, in each case, as in effect on the Trade Date, will not be deemed to have such an adverse effect), minus (B) 1% of the number of Shares outstanding.

Termination Settlement:

Upon the occurrence of any Acceleration Event, Party A shall have the right to designate, upon at least two Scheduled Trading Days’ notice, any Scheduled Trading Day following such occurrence to be a Settlement Date hereunder (a “Termination Settlement Date”) to which Physical Settlement shall apply, and to select the number of Settlement Shares relating to such Termination Settlement Date; provided that (i) in the case of an Acceleration Event arising out of an Ownership Event, the number of Settlement Shares so designated by Party A shall not exceed the number of Shares necessary to reduce the Share Amount to the Applicable Share Limit, and (ii) in the case of an Acceleration Event arising out of a Stock Borrow Event the number of Settlement Shares so designated by Party A shall not exceed the number of Shares as to which such Stock Borrow Event exists. If, upon designation of a Termination Settlement Date by Party A pursuant to the preceding sentence, Party B fails to deliver the Settlement Shares relating to such Termination Settlement Date when due or otherwise fails to perform obligations within its control in respect of the Transaction, it shall be an Event of Default with respect to Party B and Section 6 of the Agreement shall apply. If an Acceleration Event occurs during an Unwind Period relating to a number of Settlement Shares to which Cash Settlement or Net Share Settlement applies, then on the Termination Settlement Date relating to such Acceleration Event, notwithstanding any election to the contrary by Party B, Cash Settlement or Net Share Settlement shall apply to the portion of the Settlement Shares relating to such Unwind Period as to which Party A has unwound its hedge and Physical Settlement shall apply in respect of (x) the remainder (if any) of such Settlement Shares and (y) the Settlement Shares designated by Party A in respect of such Termination Settlement Date. If an Acceleration Event occurs after Party B has designated a Settlement Date to which Physical Settlement applies but before the relevant Settlement Shares have been delivered to Party A, then Party A shall have the right to cancel such Settlement Date and designate a Termination Settlement Date in respect of such Shares pursuant to the first sentence hereof. For the avoidance of doubt, if Party A designates a Termination Settlement Date as a result of an Acceleration Event caused by an Excess Dividend or Extraordinary Dividend of the type described in clause “(b) Dividends and Other Distributions” under the heading “Acceleration Events,” no adjustment(s) shall be made to account for the amount of such Excess Dividend or Extraordinary Dividend.

Private Placement Procedures:

If Party B is unable to comply with the provisions of “Covenants of Party B” above because of a change in law or a change in the policy of the Securities and Exchange Commission or its staff, or Party A otherwise reasonably determines, based on the advice of counsel, that any Settlement Shares to be delivered to Party A by Party B may not be freely returned by Party A or its affiliates to securities lenders as described under “Covenants of Party B” above, then delivery of any such Settlement Shares (the “Restricted Shares”) shall be effected pursuant to Annex A hereto, unless waived by Party A.

Rule 10b5-1:

It is the intent of Party A and Party B that following any election of Cash Settlement or Net Share Settlement by Party B, the purchase of Shares by Party A during any Unwind Period comply with the requirements of Rule 10b5-1(c)(1)(i)(B) of the Exchange Act and that this Confirmation shall be interpreted to comply with the requirements of Rule 10b5-1(c).

Party B acknowledges that (i) during any Unwind Period, Party B shall not attempt to exercise any influence over how, when or whether to effect purchases of Shares by Party A (or its agent or affiliate) in connection with this Confirmation and (ii) Party B is entering into the Agreement and this Confirmation in good faith and not as part of a plan or scheme to evade compliance with federal securities laws including, without limitation, Rule 10b-5 under the Exchange Act. During any Unwind Period, Party B further agrees to act in good faith with respect to this Confirmation and the Agreement.

Party B hereby agrees with Party A that during any Unwind Period, Party B shall not communicate, directly or indirectly, any Material Non-Public Information (as defined herein) to any Derivatives Personnel (as defined below). For purposes of the Transaction, “Material Non-Public Information” means information relating to Party B or the Shares that (a) has not been widely disseminated by wire service, in one or more newspapers of general circulation, by communication from Party B to its shareholders or in a press release, or contained in a public filing made by Party B with the Securities and Exchange Commission and (b) a reasonable investor might consider to be of importance in making an investment decision to buy, sell or hold Shares. For the avoidance of doubt and solely by way of illustration, information should be presumed “material” if it relates to such matters as dividend increases or decreases, earnings estimates, changes in previously released earnings estimates, significant expansion or curtailment of operations, a significant increase or decline of orders, significant merger or acquisition proposals or agreements, significant new products or discoveries, extraordinary borrowing, major litigation, liquidity problems, extraordinary management developments, purchase or sale of substantial assets, or other similar information For purposes of the Transaction, “Derivatives Personnel” means any employee on the trading side of the equity derivatives group of Party A and does not include any other person or persons designated from time to time by the compliance group of Party A.

Maximum Share Delivery:

Notwithstanding any other provision of this Confirmation, in no event will Party B be required to deliver on any Settlement Date, whether pursuant to Physical Settlement, Net Share Settlement, Termination Settlement or any Private Placement Settlement, more than a number of Shares equal to 1.5 times the Initial Base Amount, subject to reduction by the number of any Shares delivered by Party B on any prior Settlement Date and subject to adjustment from time to time in accordance with the provisions of this Confirmation and the 2002 Definitions, but solely with respect to adjustments arising from events caused by Party B or under the control of Party B.

Transfer and Assignment:

Notwithstanding anything to the contrary herein or in the Agreement, Party A may assign or transfer any of its rights or delegate any of its duties hereunder to (i) any affiliate of Party A, whose obligations hereunder and under the Agreement are fully and unconditionally guaranteed by Party A (or its ultimate parent entity), or (ii) any affiliate of Party A with a long-term issuer rating equal to or better than the credit rating of Party A (or its ultimate parent entity) at the time of such assignment or transfer; provided that (A) Party B will neither (x) be required to pay an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) of the Agreement under the law as of the date of the transfer or assignment, nor (y) receive a payment from which an amount has been deducted or withheld for or on account of any Tax in respect of which the other party is not required to pay an additional amount, except to the extent that such additional amounts were not payable by the assignor or transferor immediately before the assignment or transfer, in either case, as a result of such transfer or assignment and (B) no Event of Default or Potential Event of Default shall (x) have occurred with respect to Party A or (y) occur with respect to either party solely as a result of such transfer and assignment. Notwithstanding any other provision in this Confirmation to the contrary requiring or allowing Party A to purchase, sell, receive or deliver any Shares or other securities to or from Party B, Party A may designate any of its affiliates to purchase, sell, receive or deliver such Shares or other securities and otherwise to perform Party A’s obligations in respect of the Transaction and any such designee may assume such obligations; provided that Party B will neither (x) be required to pay an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) of the Agreement under the law as of the date of the transfer or assignment, nor (y) receive a payment from which an amount has been deducted or withheld for or on account of any Tax in respect of which Party A or such designee is not required to pay an additional amount, except to the extent that such additional amounts were not payable by the designator immediately before the designation, in either case, as a result of such designation. Party A shall be discharged of its obligations to Party B to the extent of any such performance.

Indemnity:

Party B agrees to indemnify Party A and its affiliates and their respective directors, officers, agents and controlling parties (Party A and each such affiliate or person being an “Indemnified Party”) from and against any and all losses, claims, damages and liabilities, joint and several, incurred by or asserted against such Indemnified Party arising out of, in connection with, or relating to any breach of any covenant or representation made by Party B in this Confirmation or the Agreement and will reimburse any Indemnified Party for all reasonable expenses (including reasonable legal fees and expenses) as they are incurred in connection with the investigation of, preparation for, or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto, but only to the extent that the relevant loss, claim, damage, liability or expense is found in a final and nonappealable judgment by a court of competent jurisdiction to have resulted from such breach. Party B will not be liable under this Indemnity paragraph to the extent that any loss, claim, damage, liability or expense is found in a final and nonappealable judgment by a court to have resulted from Party A’s breach of any covenant or representation made by Party A in this Confirmation or the Agreement or any willful misconduct, fraud, gross negligence or bad faith of any Indemnified Party. For the avoidance of doubt, any payments due as a result of this provision may not be used to set off any obligation of Party A upon settlement of the Transaction.

Notice:

Non-Reliance:	Applicable

Additional Acknowledgments:	Applicable

Agreements and Acknowledgments Regarding Hedging Activities:	Applicable

4.	The Agreement is further supplemented by the following provisions:

No Collateral or Setoff:

Notwithstanding Section 6(f) or any other provision of the Agreement or any other agreement between the parties to the contrary, the obligations of Party B hereunder are not secured by any collateral. Obligations under the Transaction shall not be set off against any other obligations of the parties, whether arising under the Agreement, this Confirmation, under any other agreement between the parties hereto, by operation of law or otherwise, and no other obligations of the parties shall be set off against obligations under the Transaction, whether arising under the Agreement, this Confirmation, under any other agreement between the parties hereto, by operation of law or otherwise, and each party hereby waives any such right of setoff. In calculating any amounts under Section 6(e) of the Agreement, notwithstanding anything to the contrary in the Agreement, (a) separate amounts shall be calculated as set forth in such Section 6(e) with respect to (i) the Transaction and (ii) all other Transactions, and (b) such separate amounts shall be payable pursuant to Section 6(d)(ii) of the Agreement.

Status of Claims in Bankruptcy:

Party A acknowledges and agrees that this Confirmation is not intended to convey to Party A rights with respect to the transactions contemplated hereby that are senior to the claims of common shareholders in any U.S. bankruptcy proceedings of Party B; provided, however, that nothing herein shall limit or shall be deemed to limit Party A’s right to pursue remedies in the event of a breach by Party B of its obligations and agreements with respect to this Confirmation and the Agreement; and provided further that nothing herein shall limit or shall be deemed to limit Party A’s rights in respect of any transaction other than the Transaction.

Limit on Beneficial Ownership:

Notwithstanding any other provisions hereof, Party A shall not have the “right to acquire” (within the meaning of NYSE Rule 312.04(g)) Shares hereunder and Party A shall not be entitled to take delivery of any Shares deliverable hereunder (in each case, whether in connection with the purchase of Shares on any Settlement Date or any Termination Settlement Date, any Private Placement Settlement or otherwise) to the extent (but only to the extent) that, after such receipt of any Shares hereunder, (i) the Share Amount would exceed the Applicable Share Limit, (ii) the Section 16 Percentage would exceed 4.9% or (iii) Party A and each person subject to aggregation of Shares with Party A under Section 13 or Section 16 of the Exchange Act and rules promulgated thereunder (the “Party A Group”) would directly or indirectly beneficially own (as such term is defined for purposes of Section 13 or Section 16 of the Exchange Act and rules promulgated thereunder) in excess of 4.9% of the outstanding Shares on the Trade Date (the “Threshold Number of Shares”). Any purported delivery hereunder shall be void and have no effect to the extent (but only to the extent) that, after such delivery, (i) the Share Amount would exceed the Applicable Share Limit, (ii) the Section 16 Percentage would exceed 4.9% or (iii) Party A Group would directly or indirectly so beneficially own in excess of the Threshold Number of Shares. If any delivery owed to Party A hereunder is not made, in whole or in part, as a result of this provision, Party B’s obligation to make such delivery shall not be extinguished and Party B shall make such delivery as promptly as practicable after, but in no event later than one Exchange Business Day after, Party A gives notice to Party B that, after such delivery, (i) the Share Amount would not exceed the Applicable Share Limit, (ii) the Section 16 Percentage would not exceed 4.9% and (iii) Party A Group would not directly or indirectly so beneficially own in excess of the Threshold Number of Shares. The “Section 16 Percentage” as of any day is the fraction, expressed as a percentage, (A) the numerator of which is the number of Shares that Party A and any of its affiliates or any other person subject to aggregation with Party A for purposes of the “beneficial ownership” test under Section 13 of the Exchange Act, or any “group” (within the meaning of Section 13 of the Exchange Act) of which Party A is or may be deemed to be a part beneficially owns (within the meaning of Section 13 of the Exchange Act), without duplication, on such day (or, to the extent that for any reason the equivalent calculation under Section 16 of the Exchange Act and the rules and regulations thereunder results in a higher number, such higher number) and (B) the denominator of which is the number of Shares outstanding on such day.

In addition, notwithstanding anything herein to the contrary, if any delivery owed to Party A hereunder is not made, in whole or in part, as a result of the immediately preceding paragraph, Party A shall be permitted to make any payment due in respect of such Shares to Party B in two or more tranches that correspond in amount to the number of Shares delivered by Party B to Party A pursuant to the immediately preceding paragraph.

Delivery of Cash:

For the avoidance of doubt, nothing in this Confirmation shall be interpreted as requiring Party B to deliver cash in respect of the settlement of the Transaction, except in circumstances where the required cash settlement thereof is permitted for classification of the contract as equity by ASC 815-40 (formerly EITF 00-19) as in effect on the Trade Date (including, without limitation, where Party B so elects to deliver cash or fails timely to elect to deliver Shares in respect of such settlement).

Wall Street Transparency and Accountability Act:

In connection with Section 739 of the Wall Street Transparency and Accountability Act of 2010 (the “WSTAA”), the parties hereby agree that neither the enactment of the WSTAA or any regulation under the WSTAA, nor any requirement under the WSTAA or an amendment made by the WSTAA, shall limit or otherwise impair either party’s otherwise applicable rights to terminate, renegotiate, modify, amend or supplement this Confirmation or the Agreement, as applicable, arising from a termination event, force majeure, illegality, increased costs, regulatory change or similar event under this Confirmation, the 2002 Definitions incorporated herein, or the Agreement (including, but not limited to, rights arising from any Acceleration Event or Illegality (as defined in the Agreement)).

Miscellaneous:

(a)	Addresses for Notices. For the purpose of Section 12(a) of the Agreement:

Address for notices or communications to Party A:

[INSERT DEALER NAME AND NOTICE INFORMATION]

Address for notices or communications to Party B:

Camden Property Trust

11 Greenway Plaza, Suite 2400

Houston, Texas 77046

Attention: Ben Fraker

Telephone: (713) 354-2503

Email: bfraker@camdenliving.com

(b)

Waiver of Right to Trial by Jury. Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding relating to this Confirmation. Each party (i) certifies that no representative, agent or attorney of the other party has represented, expressly or otherwise, that such other party would not, in the event of such a suit action or proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other party have been induced to enter into this Confirmation by, among other things, the mutual waivers and certifications herein.

(c)	Offices:

The Office of Party A for the Transaction is: [Atlanta] [Charlotte] [London] [New York] [Toronto] [OTHER]

The Office of Party B for the Transaction is: Inapplicable, Party B is not a Multibranch Party

Acknowledgements:

The parties hereto intend for:

(a)

the Transaction to be a “securities contract” as defined in Section 741(7) of Title 11 of the United States Code (the “Bankruptcy Code”), qualifying for the protections under Section 555 of the Bankruptcy Code;

(b)

a party’s right to liquidate the Transaction and to exercise any other remedies upon the occurrence of any Event of Default under the Agreement with respect to the other party to constitute a “contractual right” as defined in the Bankruptcy Code;

(c)	Party A to be a “financial institution” within the meaning of Section 101(22) of the Bankruptcy Code; and

(d)	all payments for, under or in connection with the Transaction, all payments for the Shares and the transfer of such Shares to constitute “settlement payments” as defined in the Bankruptcy Code.

Severability:

If any term, provision, covenant or condition of this Confirmation, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable in whole or in part for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Confirmation had been executed with the invalid or unenforceable provision eliminated, so long as this Confirmation as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Confirmation and the deletion of such portion of this Confirmation will not substantially impair the respective benefits or expectations of parties to this Confirmation; provided, however, that this severability provision shall not be applicable if any provision of Section 2, 5, 6 or 13 of the Agreement (or any definition or provision in Section 14 of the Agreement to the extent that it relates to, or is used in or in connection with any such Section) shall be so held to be invalid or unenforceable.

Counterparts:

(a)

Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., DocuSign and AdobeSign (any such signature, an “Electronic Signature”)) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. The words “execution,” “signed,” “signature,” and words of like import in this Confirmation or in any other certificate, agreement or document related to this Confirmation shall include any Electronic Signature, except to the extent electronic notices are expressly prohibited under this Confirmation or the Agreement.

(b)	Notwithstanding anything to the contrary in the Agreement, either party may deliver to the other party a notice relating to any Event of Default or termination event under this Confirmation by e-mail.

Governing Law/Jurisdiction:

This Confirmation and any claim, controversy or dispute arising under or related to this Confirmation shall be governed by the laws of the State of New York without reference to the conflict of laws provisions thereof. The parties hereto irrevocably submit to the exclusive jurisdiction of the courts of the State of New York and the United States Court for the Southern District of New York in connection with all matters relating hereto and waive any objection to the laying of venue in, and any claim of inconvenient forum with respect to, these courts.

Disclosure:

Effective from the date of commencement of discussions concerning the Transaction, each of Party A and Party B and each of their employees, representatives, or other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Transaction and all materials of any kind (including opinions or other tax analyses) relating to such tax treatment and tax structure.

Commodity Exchange Act:

Each of Party A and Party B agrees and represents that it is an “eligible contract participant” as defined in Section 1a(18) of the U.S. Commodity Exchange Act, as amended (the “CEA”), the Agreement and the Transaction are subject to individual negotiation by the parties and have not been executed or traded on a “trading facility” as defined in Section 1a(51) of the CEA.

Tax Matters:

(a)

Payer Tax Representations. For the purpose of Section 3(e) of the Agreement, each of Party A and Party B makes the following representation: It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 9(h) of the Agreement or amounts payable hereunder that may be considered to be interest for U.S. federal income tax purposes) to be made by it to the other party under the Agreement. In making this representation, it may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of the Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or Section 4(a)(iii) of the Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or Section 4(a)(iii) of the Agreement and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of the Agreement, except that it will not be a breach of this representation where reliance is placed on clause (ii) above and the other party does not deliver a form or document under Section 4(a)(iii) of the Agreement by reason of material prejudice to its legal or commercial position.

(b)	Payee Tax Representations. For the purpose of Section 3(f) of the Agreement:

(i)	Party A makes the following representations:

(A)

It is a “U.S. person” (as that term is used in section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations) for U.S. federal income tax purposes.It is a corporation organized and existing under the laws of the State of North Carolina and is an exempt recipient within the meaning of section 1.6049-4(c)(1)(ii) of the United States Treasury Regulations.

(ii)	Party B makes the following representations:

(A)	It is a “U.S. person” (as that term is used in section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations) for U.S. federal income tax purposes.

(B)

It is a real estate investment trust for U.S. federal income tax purposes and is organized under the laws of the State of Texas, and is an exempt recipient under section 1.6049-4(c)(1)(ii)(J) of the United States Treasury Regulations.

(c)

Withholding Tax imposed on payments to non-US counterparties under the United States Foreign Account Tax Compliance Act. “Tax” as used in Paragraph (a) of the “Tax Matters” section of this Confirmation, and “Indemnifiable Tax” as defined in Section 14 of the Agreement, shall not include any U.S. federal withholding tax imposed or collected pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (a “FATCA Withholding Tax”). For the avoidance of doubt, a FATCA Withholding Tax is a Tax the deduction or withholding of which is required by applicable law for the purposes of Section 2(d) of the Agreement.

(d)

871(m) Protocol. To the extent that either party to this Confirmation or the Agreement with respect to the Transaction is not an adhering party to the ISDA 2015 Section 871(m) Protocol published by ISDA on November 2, 2015 and available at www.isda.org, as may be amended, supplemented, replaced or superseded from time to time (the “871(m) Protocol”), the parties agree that the provisions and amendments contained in the Attachment to the 871(m) Protocol are incorporated into and apply to the Agreement with respect to the Transaction as if set forth in full herein. The parties further agree that, solely for purposes of applying such provisions and amendments to the Agreement with respect to the Transaction, references to “each Covered Master Agreement” in the 871(m) Protocol will be deemed to be references to the Agreement with respect to the Transaction, and references to the “Implementation Date” in the 871(m) Protocol will be deemed to be references to the Trade Date of the Transaction. For greater certainty, if there is any inconsistency between this provision and the provisions contained in any other agreement between the parties with respect to the Transaction, this provision shall prevail unless such other agreement expressly overrides the provisions of the Attachment to the 871(m) Protocol.

(c)

Tax documentation. For the purposes of Sections 4(a)(i) and 4(a)(ii) of the Agreement, each of Party A and Party B shall provide to the other party a valid and duly executed U.S. Internal Revenue Service Form W-9, or any successor thereto, (i) on or before the date of execution of this Confirmation, (ii) promptly upon reasonable demand by the other party and (iii) promptly upon learning that any such tax form previously provided by Party A or Party B, respectively, has become invalid, obsolete, or incorrect. Additionally, each of Party A and Party B shall, promptly upon request by the other party, provide such other tax forms and documents requested by the other party.

Other Forwards / Dealers:

Party A acknowledges that Party B has entered or may enter in the future into one or more similar forward transactions for the Shares (each, an “Other Forward,” and collectively, the “Other Forwards”) with one or more dealers, and/or affiliates thereof (each, an “Other Dealer,” and collectively, the “Other Dealers”). Party A and Party B agree that if Party B designates a “Settlement Date” with respect to one or more Other Forwards for which “Cash Settlement” or “Net Share Settlement” is applicable, and the resulting “Unwind Period” for such Other Forwards coincides for any period of time with an Unwind Period for the Transaction (the “Overlap Unwind Period”), Party B shall notify Party A at least one Scheduled Trading Day prior to the commencement of such Overlap Unwind Period of the first Scheduled Trading Day and length of such Overlap Unwind Period, and Party A shall be permitted to purchase Shares to unwind its hedge in respect of the Transaction only on alternating Scheduled Trading Days during such Overlap Unwind Period, commencing on the first, second, third or later Scheduled Trading Day of such Overlap Unwind Period, as notified to Party A by Party B at least one Scheduled Trading Day prior to such Overlap Unwind Period (which alternating Scheduled Trading Days, for the avoidance of doubt, may be every other Scheduled Trading Day if there is only one Other Dealer, every third Scheduled Trading Day if there are two Other Dealers, etc.).

[U.S. Resolutions Stay Protocol:]

The parties agree that (i) to the extent that prior to the date hereof all parties have adhered to the 2018 ISDA U.S. Resolution Stay Protocol (the “Protocol”), the terms of the Protocol are incorporated into and form a part of this Confirmation, and for such purposes this Confirmation shall be deemed a Protocol Covered Agreement and each party shall be deemed to have the same status as Regulated Entity and/or Adhering Party as applicable to it under the Protocol; (ii) to the extent that prior to the date hereof the parties have executed a separate agreement the effect of which is to amend the qualified financial contracts between them to conform with the requirements of the QFC Stay Rules (the “Bilateral Agreement”), the terms of the Bilateral Agreement are incorporated into and form a part of this Confirmation and each party shall be deemed to have the status of “Covered Entity” or “Counterparty Entity” (or other similar term) as applicable to it under the Bilateral Agreement; or (iii) if clause (i) and clause (ii) do not apply, the terms of Section 1 and Section 2 and the related defined terms (together, the “Bilateral Terms”) of the form of bilateral template entitled “Full-Length Omnibus (for use between U.S. G-SIBs and Corporate Groups)” published by ISDA on November 2, 2018 (currently available on the 2018 ISDA U.S. Resolution Stay Protocol page at www.isda.org and a copy of which is available upon request), the effect of which is to amend the qualified financial contracts between the parties thereto to conform with the requirements of the QFC Stay Rules, are hereby incorporated into and form a part of this Confirmation, and for such purposes this Confirmation shall be deemed a “Covered Agreement,” Party A shall be deemed a “Covered Entity,” and Party B shall be deemed a “Counterparty Entity.” In the event that, after the date of this Confirmation, all parties hereto become adhering parties to the Protocol, the terms of the Protocol will replace the terms of this paragraph. In the event of any inconsistencies between this Confirmation and the terms of the Protocol, the Bilateral Agreement or the Bilateral Terms (each, the “QFC Stay Terms”), as applicable, the QFC Stay Terms will govern. Terms used in this paragraph without definition shall have the meanings assigned to them under the QFC Stay Rules. For purposes of this paragraph, references to “this Confirmation” include any related credit enhancements entered into between the parties or provided by one to the other.

“QFC Stay Rules” mean the regulations codified at 12 C.F.R. 252.2, 252.81–8, 12 C.F.R. 382.1-7 and 12 C.F.R. 47.1-8, which, subject to limited exceptions, require an express recognition of the stay-and-transfer powers of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and the Orderly Liquidation Authority under Title II of the Dodd Frank Wall Street Reform and Consumer Protection Act and the override of default rights related directly or indirectly to the entry of an affiliate into certain insolvency proceedings and any restrictions on the transfer of any covered affiliate credit enhancements.

[Remainder of page intentionally left blank]

Please confirm that the foregoing correctly sets forth the terms of our agreement by signing and returning this Confirmation.

Yours faithfully,

[DEALER NAME]

By:
Name:
Title:

Confirmed as of the date first written above:

CAMDEN PROPERTY TRUST

By:
Name:
Title:

SCHEDULE I

FORWARD PRICE REDUCTION DATES AND AMOUNTS

Forward Price Reduction Date[16]	Forward Price Reduction Amount[17]
Trade Date	USD 0.00
[•]	USD [•]
[•]	USD [•]
[•]	USD [•]
[•]	USD [•]
[•]	USD [•]

[16]	Insert Forward Price Reduction Dates specified by Party B in instruction under the Sales Agreement.
[17]	Insert Forward Price Reduction Amounts specified by Party B in instruction under the Sales Agreement.

ANNEX A

PRIVATE PLACEMENT PROCEDURES

(i)

If Party B delivers the Restricted Shares pursuant to this clause (i) (a “Private Placement Settlement”), then delivery of Restricted Shares by Party B shall be effected in customary private placement procedures with respect to such Restricted Shares reasonably acceptable to Party A; provided that if, on or before the date that a Private Placement Settlement would occur, Party B has taken, or caused to be taken, any action that would make unavailable either the exemption pursuant to Section 4(a)(2) of the Securities Act for the sale by Party B to Party A (or any affiliate designated by Party A) of the Restricted Shares or the exemption pursuant to Section 4(a)(1) or Section 4(a)(3) of the Securities Act for resales of the Restricted Shares by Party A (or any such affiliate of Party A) or Party B fails to deliver the Restricted Shares when due or otherwise fails to perform obligations within its control necessary to effect a Private Placement Settlement, it shall be an Event of Default with respect to Party B and Section 6 of the Agreement shall apply. The Private Placement Settlement of such Restricted Shares shall include customary representations, covenants, blue sky and other governmental filings and/or registrations, indemnities to Party A, due diligence rights (for Party A or any designated buyer of the Restricted Shares by Party A), opinions and certificates, and such other documentation as is customary for private placement agreements, all reasonably acceptable to Party A. In the case of a Private Placement Settlement, Party A shall, in its good faith discretion, adjust the number of Restricted Shares to be delivered to Party A hereunder and/or the Forward Price in a commercially reasonable manner to reflect the fact that such Restricted Shares may not be freely returned to securities lenders by Party A and may only be saleable by Party A at a discount to reflect the lack of liquidity in Restricted Shares. Notwithstanding the Agreement or this Confirmation, the date of delivery of such Restricted Shares shall be the Clearance System Business Day following notice by Party A to Party B of the number of Restricted Shares to be delivered pursuant to this clause (i). For the avoidance of doubt, delivery of Restricted Shares shall be due as set forth in the previous sentence and not be due on the Settlement Date or Termination Settlement Date that would otherwise be applicable.

(ii)

If Party B delivers any Restricted Shares in respect of the Transaction, Party B agrees that (i) such Shares may be transferred by and among Party A and its affiliates and (ii) after the minimum “holding period” within the meaning of Rule 144(d) under the Securities Act has elapsed after the applicable Settlement Date, Party B shall promptly remove, or cause the transfer agent for the Shares to remove, any legends referring to any transfer restrictions from such Shares upon delivery by Party A (or such affiliate of Party A) to Party B or such transfer agent of seller’s and broker’s representation letters customarily delivered by Party A or its affiliates in connection with resales of restricted securities pursuant to Rule 144 under the Securities Act, each without any further requirement for the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document, any transfer tax stamps or payment of any other amount or any other action by Party A (or such affiliate of Party A).

ANNEX B

PRICING SUPPLEMENT

Date:	[•], 20[•]

To:	Camden Property Trust
11 Greenway Plaza, Suite 2400
Houston, Texas 77046

From:	[DEALER NAME AND NOTICE INFORMATION]

Ladies and Gentlemen:

This Pricing Supplement is the Pricing Supplement contemplated by the Registered Forward Transaction dated as of [•], 20[•] (the “Confirmation”) between Camden Property Trust and [DEALER NAME].

Terms not otherwise defined herein shall have the meaning ascribed to them in the Confirmation.

For all purposes under the Confirmation,

(a) the Hedge Completion Date is [•], 20[•];

(b) the Base Amount shall be [•], subject to further adjustment in accordance with the terms of the Confirmation; and

(c) the Initial Forward Price shall be USD [•].

Very truly yours,

[DEALER NAME]

By:
Name:
Title:

Confirmed as of the date first written above:

CAMDEN PROPERTY TRUST

By:
Name:
Title: